                                                                     EXHIBIT 2.4

                              AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                               FEBRUARY 6, 1997

                                     AMONG

                          TELE-COMMUNICATIONS, INC.,

                               TCI MUSIC, INC.,

                             TCI MERGER SUB, INC.

                                      AND

                                   DMX INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  DEFINITIONS

Section 1.1    Definitions.................................................    2
Section 1.2    Other Definitions...........................................    3
Section 1.3    Use of Terms................................................    4

                                  ARTICLE II

                        THE MERGER AND RELATED MATTERS

Section 2.1    The Merger..................................................    5
Section 2.2    Effective Time of the Merger................................    6

                                  ARTICLE III

                          CONVERSION OF CAPITAL STOCK

Section 3.1    Conversion of Stock.........................................    6
Section 3.2    [Intentionally omitted].....................................    6
Section 3.3    Exchange of Certificates....................................    7
Section 3.4    Distribution With Respect to Shares Represented by
               Unsurrendered Company Stock Certificates....................    8
Section 3.5    No Fractional Shares........................................    9
Section 3.6    No Liability................................................    9
Section 3.7    Lost Certificates...........................................    9
Section 3.8    Dissenting Shares...........................................   10
Section 3.9    Treatment of Stock Options and Other Company Benefit Plans..   10
Section 3.10   Stockholders' Approval......................................   10
Section 3.11   Closing of the Company's Transfer Books.....................   11
Section 3.12   Assistance in Consummation of the Merger....................   11
Section 3.13   Closing.....................................................   11

                                  ARTICLE IV

                         THE CONTRIBUTION; THE RIGHTS

                                                                            Page
                                                                            ----
Section 4.1    Contribution to MusicCo.....................................   11
Section 4.2    Consideration for Contribution..............................   12

                                   ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF TCI, MUSICCO AND MERGER SUB

Section 5.1    Organization and Qualification..............................   12
Section 5.2    Capitalization..............................................   12
Section 5.3    Authority Relative to this Agreement........................   12
Section 5.4    No Breach; Required Consents................................   13
Section 5.5    Governmental Consents and Approvals.........................   13
Section 5.6    Operations of MusicCo and Merger Sub........................   13
Section 5.7    No Broker...................................................   13

                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 6.1    Organization and Qualification..............................   14
Section 6.2    Capitalization..............................................   14
Section 6.3    Subsidiaries................................................   14
Section 6.4    Authority Relative to this Agreement........................   15
Section 6.5    No Breach; Required Consents................................   15
Section 6.6    Consents and Approvals......................................   16
Section 6.7    Reports and Financial Statements............................   16
Section 6.8    Compliance with Law; Litigation.............................   17
Section 6.9    Title to Assets.............................................   18
Section 6.10   Labor and Employee Matters..................................   18
Section 6.11   ERISA.......................................................   18
Section 6.12   Approval....................................................   19
Section 6.13   Financial Advisor...........................................   20
Section 6.14   Taxes.......................................................   20
Section 6.15   Environmental Laws..........................................   20
Section 6.16   Transactions with Affiliates................................   21

                                  ARTICLE VII

                    CONDUCT OF BUSINESS PENDING THE MERGER

                                     (ii)

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                                                                            ----
Section 7.1    Conduct of Business of the Company..........................   21
Section 7.2    Conduct of Business of TCI..................................   22
Section 7.3    Remedies for Breach.........................................   23

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

Section 8.1    Access and Information......................................   23
Section 8.2    SEC Filings.................................................   23
Section 8.3    Meeting of Stockholders of the Company......................   27
Section 8.4    Compliance with the Securities Act..........................   27
Section 8.5    Listing.....................................................   27
Section 8.6    Reasonable Best Efforts.....................................   27
Section 8.7    Public Announcements........................................   27
Section 8.8    Notification................................................   27
Section 8.9    HSR Act Filings.............................................   28
Section 8.10   Further Assurances..........................................   28
Section 8.11   Employee Benefits...........................................   28
Section 8.12   No Solicitation.............................................   29
Section 8.13   Indemnification of Executives...............................   29

                                  ARTICLE IX

                             CONDITIONS PRECEDENT

Section 9.1    Conditions to Each Party's Obligation to Effect
               the Merger..................................................   30
Section 9.2    Conditions to Obligation of the Company to Effect
               the Merger..................................................   31
Section 9.3    Conditions to Obligations of TCI, MusicCo and Merger
               Sub to Effect the Merger....................................   31

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

Section 10.1   Termination.................................................   32
Section 10.2   Effect of Termination.......................................   33
Section 10.3   Amendment...................................................   33
Section 10.4   Waiver......................................................   33

                                     (iii)

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                                                                            ----
                                  ARTICLE XI

                        GENERAL PROVISIONS; DEFINITIONS

Section 11.1   Non-Survival of Representations, Warranties and Agreements..   33
Section 11.2   Notices.....................................................   33
Section 11.3   Fees and Expenses...........................................   34
Section 11.4   Specific Performance........................................   34
Section 11.5   Third Party Beneficiaries...................................   34
Section 11.6   Entire Agreement............................................   35
Section 11.7   Miscellaneous...............................................   35

                                     (iv)

EXHIBITS
--------

Exhibit                  Description
-------                  -----------

A                        Form of Contribution Agreement
B                        Form of Rights Agreement
C                        Form of Opinion of TCI Counsel
D                        Form of Opinion of Company Counsel

SCHEDULES
---------

Schedule No.                  Description
------------                  -----------

5.4                      TCI Consents
6.2(b)                   Rights To Acquire Company Common Stock
6.3                      Subsidiaries and Equity Affiliates
6.5                      Company Consents
6.7(c)                   Certain Changes
6.7(d)                   Undisclosed Liabilities
6.8(a)                   Legal Requirements
6.8(b)                   Litigation
6.9                      Liens
6.10                     Employment Agreements
6.11(a)                  Company Benefit Plans
6.11(g)                  Benefits to Former Employees
6.14                     Taxes
6.15                     Environmental Matters
6.16                     Affiliate Transactions
7.1                      Conduct of Business Pending the Merger

                                      (v)

                          AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 6, 1997, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Music, Inc., a Delaware corporation and wholly owned subsidiary of TCI ("MusicCo"), TCI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MusicCo ("Merger Sub") and DMX Inc., a Delaware corporation (the "Company"):

                                    RECITALS
                                    --------

       A. Pursuant to the form of Contribution Agreement attached to this Agreement as Exhibit A (the "Contribution Agreement"), (i) TCI will cause certain of its wholly owned subsidiaries to contribute to MusicCo the right to receive a substantial portion of the revenues attributable to the distribution and sale by those subsidiaries of the Company's digital music services and (ii) TCI will grant to each stockholder who becomes a stockholder of MusicCo pursuant to the Merger, with respect to each whole share of MusicCo stock acquired by such stockholder in the Merger, one right (a "Right") requiring TCI to purchase from the holder thereof, at such holder's election, such stock for the price and at the time specified in the form of Rights Agreement attached to this Agreement as Exhibit B (the "Rights Agreement") in consideration of the issuance of shares of Series B Common Stock, par value $.01 per share, of MusicCo ("MusicCo Series B Common Stock") and a promissory note in the amount of $40,000,000.

       B. TCI and MusicCo have proposed that MusicCo will acquire the Company in a transaction in which: (i) simultaneously with the Contribution, Merger Sub will merge with and into the Company, as a result of which the Company will become a wholly owned subsidiary of MusicCo and the stockholders of the Company immediately prior to such merger will become stockholders of MusicCo; and (ii) TCI will issue to each stockholder who becomes a stockholder of MusicCo pursuant to the Merger, with respect to each whole share of MusicCo stock acquired by such stockholder in the Merger, one Right.

       C. The Boards of Directors of TCI, MusicCo, Merger Sub and the Company have each determined that the Merger is in the best interests of their respective corporations and stockholders.

       NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement the parties to this Agreement agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS

          Section 1.1    Definitions.  As used in this Agreement, the following
                         -----------
terms with initial capital letters will have the meanings set forth below:

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person (whether through the ownership of voting securities, by contract or otherwise).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Environmental Law" means any applicable Legal Requirement relating to the protection, preservation or restoration of the environment (including, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Knowledge" means the actual present personal knowledge of any director or any officer of the Company.

          "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity, including judicial decisions applying common law or interpreting any other Legal Requirement or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

          "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

          "Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

          "MusicCo Series A Common Stock Value" means the product of (a) $4.00 and (b) a fraction, the numerator of which is 59,586,594 and the denominator of which is the total number of shares of MusicCo Series A Common Stock issuable to stockholders of the Company at the Effective Time, assuming no Dissenting Shares.

          "NASDAQ" means the over-the-counter market of the National Association of Securities Dealers, Inc.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any human being or any partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity.

          "SEC" means the United States Securities and Exchange Commission.

          "Subsidiary" means, with respect to any Person, any corporation or partnership more than 50% of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such Person.

          Section 1.2    Other Definitions.  The following terms are defined in
                         -----------------
the Sections indicated:

Term                                                   Section
----                                                   -------
Acquisition Proposal                                   8.12
Agreement                                              Preamble
Antitrust Division                                     8.9
Certificate of Incorporation of the Company            2.1(a)
Certificate of Merger                                  2.2
Closing                                                3.13
Closing Date                                           3.13
Company                                                Preamble
Company Benefit Plans                                  6.11(a)
Company Common Stock                                   3.1(a)
Company Permits                                        6.8(a)
Company Stock Certificates                             3.3(a)
Contribution                                           4.1

Contribution Agreement                                 Recital A
DGCL                                                   2.1
Dissenting Shares                                      3.8
Effective Time                                         2.2
Equity Affiliate                                       6.3
ERISA Affiliate                                        6.11(a)
Exchange Act                                           5.5
Exchange Agent                                         3.3(a)
Executive                                              8.13(a)
FTC                                                    8.9
Governmental Entity                                    6.8(a)
HSR Act                                                5.5
Indemnified Party                                      8.2(h)(iii)
Indemnifying Party                                     8.2(h)(iii)
Joint Proxy Statement/Prospectus                       8.2(a)
Losses                                                 8.2(h)(i)
Meeting                                                8.3
Merger                                                 2.1
Merger Sub                                             Preamble
Most Recent Balance Sheet                              6.7(c)
MusicCo                                                Preamble
MusicCo Certificates                                   3.3(a)
MusicCo Series A Common Stock                          3.1(a)
MusicCo Series B Common Stock                          Recital A
Other Filings                                          8.2(b)
Preliminary Joint Proxy Statement/Prospectus           8.2(a)
Right                                                  Recital A
Rights Agreement                                       Recital A
SEC Filings                                            8.2(c)
SEC Reports                                            6.7(a)
Securities Act                                         5.5
Surviving Corporation                                  2.1
Tax                                                    6.14
TCI                                                    Preamble
Termination Date                                       10.1(b)

          Section 1.3   Use of Terms.  Terms used with initial capital letters
                        ------------
will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

                                   ARTICLE II
                                   ----------

                         THE MERGER AND RELATED MATTERS

          Section 2.1    The Merger.  Subject to the terms and conditions of
                         ----------
this Agreement and the Delaware General Corporation Law (the "DGCL"), at the Effective Time: (i) Merger Sub will be merged with and into the Company (the "Merger"); (ii) the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"); and the name of the Surviving Corporation will be DMX Inc. From and after the Effective Time, and without any further action on the part of any Person, the Merger will have all the effects provided by applicable Legal Requirements, including Section 262 of the DGCL, the effects described in
Section 3.1 with respect to the capital stock of Merger Sub and the Company and, subject to applicable Legal Requirements, the following additional effects:

          (a) Certificate of Incorporation.  At the Effective Time, the Amended
              ----------------------------
and Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation of the Company"), as in effect immediately prior to the Effective Time, will become the Certificate of Incorporation of the Surviving Corporation, and such Certificate of Incorporation may thereafter be amended as provided therein and by the DGCL.

          (b) Bylaws.  At the Effective Time, the Bylaws of Merger Sub, as in
              ------
effect immediately prior to the Effective Time, will become the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the DGCL.

          (c) Directors.  At the Effective Time, the directors of Merger Sub
              ---------
immediately prior to the Effective Time will become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL and until the earlier of such director's resignation or removal or such director's successor is duly elected and qualified, as the case may be.

          (d) Officers.  At the Effective Time, the officers of Merger Sub
              --------
immediately prior to the Effective Time will become the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL and until the earlier of such officer's resignation or removal or such officer's successor is duly appointed and qualified, as the case may be.

          (e) Properties and Liabilities.  At the Effective Time, all the
              --------------------------
properties, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving

Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

          Section 2.2    Effective Time of the Merger.  Subject to the terms and
                         ----------------------------
conditions in this Agreement, the parties will prepare, sign and acknowledge, in accordance with the DGCL, a certificate of merger (the "Certificate of Merger") and deliver the Certificate of Merger to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. As used in this Agreement, the "Effective Time" means the time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

                                  ARTICLE III
                                  -----------

                          CONVERSION OF CAPITAL STOCK

          Section 3.1    Conversion of Stock.  At the Effective Time, by virtue
                         -------------------
of the Merger and without any action on the part of the holder of any shares of capital stock of any corporation:

          (a) Each share of Common Stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(b) and, to the extent provided in Section 3.8, Dissenting Shares) will be converted into and will thereafter evidence and become: (i) .5 of a share of Series A common stock, $.01 par value per share, of MusicCo ("MusicCo Series A Common Stock"); (ii) one Right with respect to each whole share of MusicCo Series A Common Stock; and
(iii) the right to receive cash in lieu of fractional shares of MusicCo Series A Common Stock and Rights in accordance with Section 3.5.

          (b) Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by the Company, if any, will be canceled and retired, and no MusicCo Series A Common Stock, Rights or other consideration will be delivered in exchange therefor.

          (c) Each share of Common Stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time (except shares subject to Section 3.1(d)) will be converted into and will thereafter evidence and become one validly issued, fully paid, and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation.

          (d) Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time and owned directly or indirectly by Merger Sub, if any, will be canceled and retired, and no Common Stock of the Surviving Corporation or other consideration will be delivered in exchange therefor.

           Section 3.2   [Intentionally omitted]

          Section 3.3   Exchange of Certificates.
                        ------------------------

          (a) Exchange Agent.  Prior to the Closing Date, TCI will select The
              --------------
Bank of New York or another bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding shares of Company Common Stock ("Company Stock Certificates").
Prior to the Closing Date, MusicCo and TCI will deposit with the Exchange Agent for exchange in accordance with this Section 3.3 certificates evidencing the shares of MusicCo Series A Common Stock and the Rights to be issued in the Merger ("MusicCo Certificates"), which shares of MusicCo Common Stock and Rights will be deemed to be issued at the Effective Time. At and following the Effective Time, MusicCo will deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares in accordance with Section 3.5.

          (b) Exchange.  As soon as practicable after the Effective Time,
              --------
MusicCo will cause the Exchange Agent to mail to each Person who was a holder of record of Company Common Stock at the Effective Time: (i) a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to any Company Stock Certificates will pass, only upon delivery of the Company Stock Certificates to the Exchange Agent and will be in such form and will have such other provisions that are specified by MusicCo and reasonably acceptable to the Company); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for MusicCo Certificates (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to
Section 3.5). Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TCI, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Company Stock Certificate will be entitled to receive in exchange therefor MusicCo Certificates representing the number of whole shares of MusicCo Series A Common Stock and one Right with respect to each whole share of MusicCo Series A Common Stock that such holder has the right to receive pursuant to this Agreement (together with any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 3.5) and the Company Stock Certificate so surrendered will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, MusicCo Certificates representing the proper number of shares of MusicCo Series A Common Stock and Rights may be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered if the Company Stock Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to MusicCo that any applicable stock transfer tax has been paid. MusicCo will not directly or indirectly pay or reimburse any Person for any transfer taxes of the type referred to in the preceding sentence. If any MusicCo Certificates are to be delivered to a Person other than the Person in whose name the Company Stock Certificates surrendered in exchange therefor are registered, it will be a condition to the delivery of such MusicCo Certificates that the Company Stock Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise is proper and that the Person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

          (c) Certificates Not Exchanged.  After the Effective Time, each
              --------------------------
outstanding Company Stock Certificate will, until surrendered for exchange in accordance with this Section 3.3, be deemed for all purposes to evidence ownership of the number of whole shares of MusicCo Series A Common Stock and the whole number of Rights into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) are converted in accordance with Section 3.1, together with the right to receive any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 3.5.

          (d) Expenses.  Except as otherwise expressly provided in this
              --------
Agreement, MusicCo will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of MusicCo Series A Common Stock and Rights for shares of Company Common Stock, except any charges or expenses that are otherwise solely the liability of one or more holders of Company Common Stock. Any MusicCo Certificates deposited with the Exchange Agent that remain unclaimed by the former stockholders of the Company after six months following the Effective Time will be delivered to MusicCo upon its demand, and any former stockholders of the Company who have not then complied with the instructions for exchanging their Company Stock Certificates will thereafter look only to MusicCo for exchange of Company Stock Certificates and for any dividend or distribution with respect thereto made after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 3.5.

          Section 3.4    Distribution With Respect to Shares Represented by
                         --------------------------------------------------
Unsurrendered Company Stock Certificates.  No dividends or other distributions
----------------------------------------
declared or made after the Effective Time with respect to MusicCo Series A Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of MusicCo Series A Common Stock issuable upon surrender thereof until the holder of such Company Stock Certificate surrenders such Company Stock Certificate in accordance with Section 3.3. Subject to the effect of applicable Legal Requirements, following surrender of any such Company Stock Certificate, MusicCo will pay or cause to be paid, without interest, to the record holder of MusicCo Certificates issued in exchange therefor, (a) at the time of such surrender, the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions by MusicCo with a record date after the Effective Time theretofore paid with respect to such whole shares of MusicCo Series A Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions by MusicCo with a record date after the Effective Time but prior to surrender of such Company Stock Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of MusicCo Series A Common Stock.

          Section 3.5   No Fractional Shares.
                        --------------------

          (a) Cash Payment in Lieu of Fractional Shares.  No certificates or
              -----------------------------------------
scrip representing fractional shares of MusicCo Series A Common Stock and Rights will be issued upon the surrender of Company Stock Certificates pursuant to
Section 3.3. Such fractional share interests will not entitle the owner thereof to any rights as a security holder of MusicCo. In lieu of any such fractional shares of MusicCo Series A Common Stock and any fractional Rights, each holder of Company Common Stock entitled to receive shares of MusicCo Series A Common Stock and Rights in the Merger, upon surrender of a Company Stock Certificate for exchange pursuant to Section 3.3, will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the MusicCo Series A Common Stock Value by the fractional interest in MusicCo Series A Common Stock and Rights to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder immediately prior to the Effective Time).

          (b) Deposit with Exchange Agent.  As soon as practicable after the
              ---------------------------
determination of the amount of cash, if any, to be paid to holders of MusicCo Series A Common Stock in lieu of any fractional share interests, MusicCo will promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided however, that no such amount will be paid to any holder with respect to any Company Stock Certificate prior to the surrender by such holder of such Company Stock Certificate.

          Section 3.6    No Liability.  None of TCI, MusicCo, Merger Sub, the
                         ------------
Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of MusicCo Series A Common Stock, Rights, dividends or distributions with respect thereto or cash payable in lieu of fractional shares delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 3.7    Lost Certificates.  If any Company Stock Certificate is
                         -----------------
lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the shares of MusicCo Series A Common Stock and Rights (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 3.5) deliverable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the Person to whom the MusicCo Series A Common Stock and Rights (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 3.5) are to be issued, shall have (a) delivered to MusicCo an affidavit claiming such Company Stock Certificate to be lost, stolen, or destroyed and (b) if required by MusicCo, given MusicCo an indemnity satisfactory to MusicCo against any claim that may be made against MusicCo with respect to the Company Stock Certificate alleged to have been lost, stolen or destroyed.

          Section 3.8    Dissenting Shares.  Notwithstanding anything in this
                         -----------------
Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by holders of such shares who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with
Section 262 of the DGCL (the "Dissenting Shares") will not be converted into or be exchangeable for the right to receive MusicCo Series A Common Stock, Rights or any dividend or distribution with respect thereto made after the Effective Time or any cash payable in lieu of fractional shares pursuant to Section 3.5, but holders of Dissenting Shares will be entitled to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the DGCL and this Section 3.8. Any shares of Company Common Stock held by a stockholder who, prior to the Effective Time, withdraws a demand for appraisal of such shares or loses the right to appraisal as provided in the DGCL will not be considered Dissenting Shares. The Company will give MusicCo and TCI prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demand and any other notices or other documents received by the Company pursuant to the DGCL relating to stockholders' rights of appraisal. The Company will make all payments required by the DGCL to be made in respect of Dissenting Shares, including any costs assessed against the Company pursuant to Section 262 of the DGCL, and none of TCI, MusicCo or any of their Affiliates will directly or indirectly reimburse or otherwise provide funds to the Company with respect to such payments.

          Section 3.9    Treatment of Stock Options and Other Company Benefit
                         ----------------------------------------------------
Plans.  The Company will use its best efforts to cause each option that is
-----
outstanding prior to the Effective Time that is not terminable pursuant to its terms upon consummation of the transactions contemplated by this Agreement to be canceled prior to or at the Effective Time and the Company will take all action necessary to cause each such other option to be canceled if not otherwise exercised prior to or at the Effective Time; provided however that the Company will not pay any amount of cash or other consideration to the holder of any option in consideration of the cancellation or termination of such option; and provided further that with respect to each such option that remains outstanding after the Effective Time (other than as a result of a breach by the Company of the provisions of this Section) any Rights issued upon exercise of such option after the Effective Time will terminate (or have terminated) at the time set forth in the Rights Agreement. At or prior to the Effective Time, DMX will terminate all Company Benefit Plans and the DMX Inc. Employee Handbook.

          Section 3.10   Stockholders' Approval.  Subject to the fiduciary duty
                         ----------------------
obligations under applicable Legal Requirements, the Company will take all action necessary, in accordance with applicable Legal Requirements and the Certificate of Incorporation and Bylaws of the Company, to have this Agreement, the Merger and the transactions contemplated by this Agreement approved by the holders of capital stock of the Company. The Company will notify TCI of the date set for any stockholder action to be taken in connection with approval of the Merger not later than 30 days prior to such date. The Board of Directors of the Company will, subject to fiduciary duty obligations under applicable Legal Requirements, recommend that holders of Company Common Stock vote to adopt this Agreement and approve the Merger, and will use reasonable best efforts to solicit from such holders proxies in favor of such approval and adoption and take all other action necessary or helpful to secure such favorable vote. Such efforts will include causing the Joint Proxy Statement/Prospectus to include the recommendation of the Board of Directors of the Company that its stockholders approve the Merger and related transactions; provided however, that the Board of Directors of the Company may modify or withdraw its recommendation if it determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties. Unless the Company's Board of Directors releases TCI from such obligation, TCI will cause all shares of Company Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by it on the record date for the Meeting to be voted in favor of the Merger.

          Section 3.11   Closing of the Company's Transfer Books.  At the
                         ---------------------------------------
Effective Time, the stock transfer books of the Company will be closed and no transfer of shares of Company Common Stock will be made thereafter. In the event that, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the MusicCo Certificates (and, if required, cash) as provided in Section 3.3(b) and
Section 3.5.

          Section 3.12   Assistance in Consummation of the Merger.  Each of TCI,
                         ----------------------------------------
MusicCo, Merger Sub and the Company will provide all reasonable assistance to, and will cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Agreement. TCI will cause MusicCo and Merger Sub to perform all of their respective obligations in connection with this Agreement.

          Section 3.13   Closing.  The closing of the transactions contemplated
                         -------
by this Agreement (the "Closing") will take place (i) at the offices of Sherman & Howard L.L.C., 633 Seventeenth Street, Suite 3000, Denver, Colorado, at 9:00 A.M. local time on the date that is the first business day after the day on which the last of the conditions set forth in Article VIII (excluding delivery of opinions and certificates) is fulfilled or waived or (ii) at such other place and time as TCI and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                  ARTICLE IV
                                  ----------

                         THE CONTRIBUTION; THE RIGHTS

          Section 4.1    Contribution to MusicCo.  Subject to the satisfaction
                         -----------------------
of the conditions to the parties' obligations to effect the Merger, as set forth in Article IX of this Agreement, at the Closing, TCI will execute and deliver the Contribution Agreement and the Rights Agreement substantially in the forms attached as Exhibits A and B, respectively, and pursuant thereto, issue the Rights in accordance with the terms and conditions of the Rights Agreement and cause each TCI System Owner (as defined in the Contribution Agreement) to assign and contribute to MusicCo the right to receive Net DMX Revenues (as defined in the Contribution Agreement) of such TCI System Owner pursuant to the terms and conditions of the Contribution Agreement. The foregoing transactions by TCI and the TCI System Owners pursuant to the Contribution Agreement are referred to in this Agreement as the "Contribution."

          Section 4.2    Consideration for Contribution.   In consideration for
                         ------------------------------
the Contribution, MusicCo will, concurrently with the Contribution, issue and deliver to TCI, as designee of the TCI System Owners, 125,000,000 validly issued, fully paid and nonassessable shares of MusicCo Series B Common Stock and the Company Note (as defined in the Contribution Agreement).

                                   ARTICLE V
                                   ---------

         REPRESENTATIONS AND WARRANTIES OF TCI, MUSICCO AND MERGER SUB

          TCI, MusicCo and Merger Sub jointly and severally represent and warrant to the Company as follows:

          Section 5.1    Organization and Qualification.  Each of TCI, MusicCo
                         ------------------------------
and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each of TCI, MusicCo and Merger Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Material Adverse Effect on it.

          Section 5.2   Capitalization.
                        --------------

          (a) As of the date of this Agreement, the authorized capital stock of MusicCo consists of: (i) 495,000,000 shares of common stock, par value $.01 per share, divided into the following classes: 295,000,000 shares of common stock designated as Series A Common Stock none of which are issued and outstanding and 200,000,000 shares of common stock, designated as Series B Common Stock one share of which is issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding.

          (b) All shares of MusicCo Series A Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) Merger Sub is a direct, wholly owned subsidiary of MusicCo. MusicCo will own all the issued and outstanding stock of (i) Merger Sub immediately prior to the Effective Time and (ii) Surviving Corporation immediately after the Effective Time.

          Section 5.3    Authority Relative to this Agreement.  Each of TCI,
                         ------------------------------------
MusicCo and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by TCI, MusicCo and Merger Sub have been duly authorized by the Boards of Directors of TCI, MusicCo and Merger Sub and by MusicCo as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of TCI, MusicCo or Merger Sub are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of each of TCI, MusicCo and Merger Sub enforceable against each of them in accordance with its terms, except, (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

          Section 5.4    No Breach; Required Consents.  The execution and
                         ----------------------------
delivery of this Agreement by TCI, MusicCo and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement by TCI, MusicCo
and Merger Sub will not:   (a) violate or conflict with the Certificate of
Incorporation or Bylaws of TCI, MusicCo or Merger Sub; (b) except as set forth on Schedule 5.4, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which TCI, MusicCo or Merger Sub is a party or by which any of them is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI, MusicCo or Merger Sub; or (c) subject to obtaining the approvals and making the filings described in Section 5.5, constitute a violation of any applicable Legal Requirement, except where such violation would not have a Material Adverse Effect on TCI, MusicCo or Merger Sub.

          Section 5.5    Governmental Consents and Approvals.  Neither the
                         -----------------------------------
execution and delivery of this Agreement by TCI, MusicCo and Merger Sub nor the consummation of the transactions contemplated by this Agreement by TCI, MusicCo and Merger Sub will require any filing or registration with, or authorization, consent or approval of, any Governmental Entity, except those required in connection, or in compliance, with the provisions of (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the Securities Act of 1933, as amended (the "Securities Act"), (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iv) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of various states of the United States, and other than such filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on TCI, MusicCo or Merger Sub or prevent the consummation of the transactions contemplated by this Agreement.

          Section 5.6    Operations of MusicCo and Merger Sub.  As of the date
                         ------------------------------------
of this Agreement, each of MusicCo and Merger Sub has engaged in no other business activities other than this Agreement and the transactions contemplated by this Agreement and has no material assets or liabilities other than its rights and obligations under this Agreement.

          Section 5.7    No Broker.  No broker, finder or investment banker is
                         ---------
entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TCI, MusicCo or Merger Sub.

                                  ARTICLE VI
                                  ----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to TCI, MusicCo and Merger Sub as follows:

          Section 6.1    Organization and Qualification.  The Company is a
                         ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 6.2   Capitalization.
                        --------------

          (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the date of this Agreement, 59,586,594 shares of Company Common Stock were issued and outstanding.

          (b) Except as set forth on Schedule 6.2(b), there are no options, warrants, calls, subscriptions or other rights, agreements or commitments of any kind, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company.

          (c) All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to, and have not been issued in violation of, any preemptive rights, and have not been issued in violation of any federal or state securities laws or any other Legal Requirement.

          Section 6.3  Subsidiaries.  The only Persons in which the Company
                       ------------
directly or through one or more of its Subsidiaries holds a 5% or greater equity interest (each an "Equity Affiliate") are those listed on Schedule 6.3 to this Agreement, which Schedule reflects the percentage and nature of the Company's ownership of each Subsidiary and Equity Affiliate of the Company. Each of the Company's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of the Company's Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect on such Subsidiary. All the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation are validly issued, fully paid and nonassessable. The shares of capital stock or partnership or other ownership interests in each of the Company's Subsidiaries or Equity Affiliates that are owned by the Company or by a Subsidiary of the Company are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws or any other Legal Requirement. Except as set forth on Schedule 6.3, there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests in any of the Subsidiaries or Equity Affiliates of the Company.

          Section 6.4  Authority Relative to this Agreement.  The Company has
                       ------------------------------------
all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the holders of the Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors, including at least a majority of the Disinterested Directors (as defined in the Certificate of Incorporation of the Company). Except for the approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated by this Agreement. The Board of Directors of the Company has received the opinion of Houlihan Lokey Howard & Zukin as financial advisor to the Company, to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the Company's stockholders is fair from a financial point of view. Subject to approval of the stockholders of the Company in accordance with the DGCL, this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (i) as enforcement may be limited by bankruptcy, insolvency or other similar Legal Requirements affecting the enforcement of creditors' rights generally, (ii) as the availability of indemnification and other remedies may be limited by federal and state securities laws and (iii) for limitations imposed by general principles of equity.

          Section 6.5  No Breach; Required Consents.  The execution and delivery
                       ----------------------------
of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement by the Company will not: (a) subject to the approval of holders of Company Common Stock, violate or conflict with the Certificate of Incorporation or Bylaws of the Company; (b) except as set forth on Schedule 6.5, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement or undertaking to which the Company is a party or by which it is bound, except where such breach, default, Lien, third-party right of termination, cancellation, modification, or acceleration would not have a Material Adverse Effect on the Company; or (c) subject to obtaining the consents, approvals or authorizations and making the filings or registrations described in Section 6.6, constitute a violation of any Legal

Requirement, except where such violation would not have a Material Adverse Effect on the Company.

          Section 6.6    Consents and Approvals.  Neither the execution and
                         ----------------------
delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement by the Company will require any filing or registration with, or authorization, consent or approval of, any Governmental Entity or any other Person, except those required in connection, or in compliance, with the provisions of (i) the HSR Act, (ii) the Securities Act,
(iii) the Exchange Act and (iv) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of the various states of the United States, and other than such other filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by this Agreement.

          Section 6.7   Reports and Financial Statements.
                        --------------------------------

          (a) SEC Reports.  The Company has filed all required forms, reports
              -----------
and documents required to be filed with the SEC since October 1, 1994 (collectively, the "SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the SEC prior to the date of this Agreement, none of the SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to TCI, in the forms filed with the SEC, all the SEC Reports.

          (b) Financial Statements.  The audited consolidated financial
              --------------------
statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the Company's consolidated financial condition and results of operations for such periods.

          (c) Absence of Certain Changes.  Except as set forth on Schedule
              --------------------------
6.7(c), since the date of the most recent balance sheet of the Company included in the Company's Annual Report on

Form 10-K for the fiscal year ended September 30, 1996 (the "Most Recent Balance Sheet"), there has not been any: (i) transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had, or would have, a Material Adverse Effect on the Company (other than as a result of changes in laws or regulations of general applicability or any changes resulting from general economic, financial, market or industry-wide conditions);
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iii) entry into any commitment or transaction material to the Company and its Subsidiaries taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

          (d) Absence of Undisclosed Liabilities.  Except as disclosed on
              ----------------------------------
Schedule 6.7(d), the Company does not have any indebtedness, liability or obligation required by GAAP to be reflect ed on a balance sheet that is not reflected or reserved against in the Most Recent Balance Sheet other than liabilities, obligations and contingencies that (i) were incurred after the date of the Most Recent Balance Sheet in the ordinary course of business or (ii) would not, in the aggregate, have a Material Adverse Effect on the Company.

          Section 6.8   Compliance with Law; Litigation.
                        -------------------------------

          (a) Except as disclosed on Schedule 6.8(a), the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "Company Permits") of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity") required to be held under applicable Legal Requirements, except such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Material Adverse Effect on the Company. To the Company's Knowledge, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except such failures to comply that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. To the Company's Knowledge, the businesses of the Company and its Subsidiaries are not being conducted in violation of any Legal Requirement, except such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.
No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company in writing an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on the Company.

          (b) Except as set forth on Schedule 6.8(b) to this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company.

          Section 6.9    Title to Assets.  The Company has good and merchantable
                         ---------------
title to all material assets reflected on the Most Recent Balance Sheet, free and clear of any Lien except: (a) landlord's Liens and Liens for property taxes not delinquent; (b) statutory Liens that were created in the ordinary course of business and do not materially detract from the value of such assets or materially impair the use thereof in the operation of the Company's business;
(c) the Liens listed on Schedule 6.9; (d) leased interests in property owned by others; and leased interests in property leased to others; and (e) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions, or other restrictions or encumbrances relating to or affecting real property that do not, individually or in the aggregate, materially interfere with the use of such real property in the operation of the Company's business.

          Section 6.10   Labor and Employee Matters.  The Company is not a party
                         --------------------------
to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit. As of the date of this Agreement, no union or other collective bargaining unit has been certified as representing any of the Company's employees. To the Company's Knowledge, as of the date of this Agreement, there is no representation or organizing effort pending or threatened against or affecting or involving the Company. The Company and its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employment of employees, including any obligations relating to employment standards legislation, pay equity, occupational health and safety, labor relations and human rights legislation except for such failures to comply as do not have, and are not likely to have, a Material Adverse Effect on the Company.
Schedule 6.10 sets forth all agreements or arrangements with any employee of the Company, whether oral or in writing, with respect to such employee's employment with the Company other than agreements or arrangements otherwise disclosed on
Schedule 6.11(a).

          Section 6.11  ERISA.
                        -----

          (a) Schedule 6.11(a) sets forth all "employee benefit plans," as defined in ERISA, and all other material employee benefit arrangements, programs or payroll practices, including severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that the Company or any trade or business (whether or not incorporated) that is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") maintains or has an obligation to make contributions (the "Company Benefit Plans").

          (b) Neither the Company nor any ERISA Affiliate has incurred any unsatisfied withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any liability due to the termination or reorganization of any multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its ERISA Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan, except any such liability that would not have a Material Adverse Effect on the Company.

          (c) Each Company Benefit Plan that is intended to qualify under
Section 401 of the Code and the trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred with respect to any such plan since such determination that is likely to result in the loss of such exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Each Company Benefit Plan has at all times been maintained in all material respects, by its terms and in operation, in accordance with all applicable Legal Requirements.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Company Benefit Plans or pursuant to applicable Legal Requirements (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period) and no accumulated funding deficiency exists with respect to any of the Company Benefit Plans subject to Section 412 of the Code.

          (e) To the Knowledge of the Company, there have been no violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the Company Benefit Plans, except such violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (f) There are no pending actions, claims or lawsuits that have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans, with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts that reasonably could be expected to form the basis for any such action, claim or lawsuit, except any such actions, claims or lawsuits that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

          (g) Except as provided in Schedule 6.11(g) and as may be required under Section 4980B of the Code, neither the Company nor any ERISA Affiliate maintains any Company Benefit Plan that provides medical or welfare benefits to former employees.

          Section 6.12  Approval.
                        --------

          (a) The Board of Directors of the Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of Section 251 of the DGCL; (iii) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Meeting; and
(iv) adopted a resolution having the effect of causing the Company not to be subject (A) to the super majority voting provisions of the Certificate of Incorporation of the Company and (B) to the extent applicable, and if applicable, to the extent permitted by applicable Legal Requirements, to Section 203 of the DGCL.

          (b) The vote of a majority of the outstanding shares of Company Common Stock is the vote required for the adoption and approval of this Agreement, the Merger, and the other transactions contemplated by this Agreement.

          Section 6.13   Financial Advisor.  Except for Houlihan Lokey Howard &
                         -----------------
Zukin, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. There has been delivered to TCI a true and complete copy of the agreement pursuant to which Houlihan Lokey Howard & Zukin has been retained to act as financial advisor to the Company in connection with the Merger.

          Section 6.14   Taxes.  Except as set forth on Schedule 6.14, the
                         -----
Company and each of its Subsidiaries have timely filed all Tax returns required to be filed by any of them and have timely paid (or the Company has paid on its behalf) or have established an adequate reserve for the payment of, all Taxes owed in respect of the periods covered by such returns. The information contained in such Tax returns is complete and accurate in all material respects. Except as set forth on Schedule 6.14, neither the Company nor any Subsidiary of the Company is delinquent in the payment of any material Tax or other amount owed to any Governmental Entity. Except as set forth on Schedule 6.14, there are no claims or investigations pending or, to the Company's Knowledge, threatened against the Company for past Taxes, except claims and investigations that would not have a Material Adverse Effect on the Company, and adequate provision for the claims or investigations set forth on Schedule 6.14 has been made as reflected on the Most Recent Balance Sheet. Except as set forth on
Schedule 6.14, the Company has not waived or extended any applicable statute of limitations relating to the assessment of any Taxes that would be payable by the Company. For the purposes of this Agreement, the term "Tax" includes all federal, state, local and foreign income, profits, estimated, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          Section 6.15  Environmental Laws.  Except as described on Schedule
                        ------------------
6.15:

          (a) each of the Company and its Subsidiaries is in compliance in all respects with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on the Company; and

          (b) no orders, directions or notices have been issued pursuant to any Environmental Law and no Governmental Entity has submitted to any of the Company and its Subsidiaries any request for information pursuant to any Environmental Law.

          Section 6.16   Transactions with Affiliates.  Except as set forth on
                         ----------------------------
Schedule 6.16, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind entered into by the Company with any officer, director or stockholder of the Company or any "affiliate" or "associate" of any of them (as those terms are defined in the Exchange Act), except, in each case, for compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business), reimbursements of ordinary and necessary expenses incurred in connection with their employment and amounts paid pursuant to Company Benefit Plans.

                                  ARTICLE VII
                                  -----------

                    CONDUCT OF BUSINESS PENDING THE MERGER

          Section 7.1    Conduct of Business of the Company.  Prior to the
                         ----------------------------------
Effective Time, except as set forth on Schedule 7.1 to this Agreement, without the prior consent of TCI:

          (a) The Company will conduct, and will cause each of its Subsidiaries to conduct, its business in the ordinary course, and will use, and will cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact its present business organization and to preserve relationships with customers, suppliers and others having business dealings with them.

          (b) Except as required or permitted by this Agreement the Company will not, and will not permit any of its Subsidiaries to: (i) sell or pledge or agree to sell or pledge any capital stock or other ownership interest in any of its Subsidiaries; (ii) amend or propose to amend the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution to stockholders of the Company; (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries; or (v) agree to do any of the foregoing.

          (c) The Company will not, and will not permit any of its Subsidiaries to: (i) issue, deliver or sell or agree to issue, deliver or sell any shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, or any option, warrant or other right to acquire, or any security convertible into, shares of capital stock of, or other ownership interests in, the Company or any of its Subsidiaries, except as required or permitted by this Agreement; (ii) acquire, lease or dispose of any assets, other than in the ordinary course of business consistent with past practice; (iii) create, assume or incur any additional indebtedness for borrowed money or mortgage, pledge or subject to any Lien any of its assets or enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (iv) make any payments with respect to any indebtedness of the Company or its Subsidiaries except such payments that are scheduled to come due prior to the Effective Time; (v) acquire by merging or consolidating with, or by purchasing a substantial ownership interest in, or by any other method, any business or any other Person, in each case in this clause
(v) that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole; or (vi) agree to do any of the foregoing.

          (d) Except as required to comply with applicable Legal Requirements or existing Company Benefit Plans or as otherwise contemplated by this Agreement, the Company will not, and will not permit any of its Subsidiaries to: (i) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (ii) increase in any manner the compensation or benefits of any director, officer or employee (except normal increases in the ordinary course of business consistent with past practice); (iii) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan; (iv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except in the ordinary course of business consistent with past practice); or (v) agree to do any of the foregoing.

          (e) The Company will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would: (i) make any representation or warranty of the Company set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 9.3(a) of this Agreement not to be fulfilled as of the Effective Time; or (ii) result in any of the other conditions of this Agreement set forth in Section 9.1 or Section 9.3 of this Agreement not to be satisfied as of the Effective Time.

          Section 7.2  Conduct of Business of TCI.  Prior to the Effective Time,
                       --------------------------
except as contemplated or permitted by this Agreement TCI will not take or agree to take, and will cause its Subsidiaries not to take or agree to take, any action that would (i) make any representation or warranty of TCI, MusicCo or Merger Sub set forth in this Agreement untrue or incorrect so as to cause the condition set forth in Section 9.2(a) of this Agreement not to be fulfilled as of the Effective Time or (ii) result in any of the other conditions set forth in
Section 9.1 or Section 9.2 of this Agreement not to be satisfied as of the Effective Time.

          Section 7.3    Remedies for Breach. The sole remedies (i) of TCI,
                         -------------------
MusicCo and Merger Sub  for any breach  by the Company of Section 7.1(e), and
(ii) of the Company for any breach by TCI of Section 7.2, will be injunctive relief or termination of this agreement pursuant to Article X.

                                 ARTICLE VIII
                                 ------------

                             ADDITIONAL AGREEMENTS

          Section 8.1    Access and Information.  Except as otherwise required
                         ----------------------
pursuant to a contractual obligation that exists as of the date of this Agreement, each of the Company and TCI and their respective Subsidiaries will afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel. Each of the Company and TCI will hold, and will cause their respective Subsidiaries to hold in confidence all such information in accordance with the terms of the Confidentiality Agreement dated October 2, 1996 between TCI and the Company.

          Section 8.2   SEC Filings.
                        -----------

          (a) The Company, MusicCo and TCI will prepare jointly, and, as soon as reasonably practicable after the date of this Agreement, file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company under the Exchange Act with respect to the Merger and a Registration Statement on Form S-4 and preliminary prospectus of MusicCo and TCI under the Securities Act with respect to the MusicCo Series A Common Stock to be issued in the Merger and the Rights to be granted pursuant to the Rights Agreement, and will thereafter use their respective reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's stockholders as promptly as practicable.

          (b) As soon as reasonably practicable after the date hereof, the Company, MusicCo and TCI will prepare and file any other filings relating to the Merger and the other transactions contemplated hereby that are required to be filed by each under the Exchange Act and other applicable Legal Requirements, including, if required, in the case of TCI, a registration statement on Form 8-A under the Exchange Act with respect to the Rights and, in the case of MusicCo, a registration statement on Form 8-B under the Exchange Act with respect to the MusicCo Series A Common Stock (collectively "Other Filings"), and will use their reasonable best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

          (c) The Company, on the one hand, and MusicCo and TCI, on the other, will cooperate with each other and provide all information necessary in order to prepare the Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy Statement/Prospectus and the Other Filings (collectively "SEC Filings") and will provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

          (d) Each of the Company and TCI will notify the other promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other with copies of all correspondence between the Company or any of its representatives or TCI or MusicCo or any of their respective representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event occurs that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company, MusicCo and TCI promptly will prepare and file such amendment or supplement and will distribute such amendment or supplement as required by applicable Legal Requirements, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's stockholders.

          (e) TCI covenants that the SEC Filings (other than any information provided by the Company for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

          (f) The Company covenants that the SEC Filings (other than any information provided by TCI for inclusion in the SEC Filings) (i) will comply in all material respects with the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) Expenses.  Each party will be responsible for all expenses
              --------
incurred by it in complying with this Section 8.2, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel, applicable blue-sky fees and expenses and the expense of any special audit incident to or required by the registration or proxy solicitation contemplated by this Agreement.

          (h) Indemnification.
              ---------------

          (i) TCI and MusicCo, jointly and severally, will indemnify, defend, and hold harmless the Company, its officers, directors, employees and agents and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (collectively,

"Losses"), joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that such misstatement or omission was based on or omitted from information provided by TCI or MusicCo in writing for inclusion in the SEC Filings or was made in reliance upon and in conformity with such information. TCI promptly will reimburse the Company and each such officer, director, employee, agent and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

          (ii) If this Agreement is terminated prior to the consummation of the Merger, the Company will indemnify, defend and hold harmless each of TCI, MusicCo and Merger Sub and their officers and directors and each other Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (A) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (B) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the misstatement or omission was based on or omitted from information provided by the Company in writing for use in the SEC Filings or was made in reliance upon and in conformity with such information. The Company promptly will reimburse TCI, MusicCo and Merger Sub and each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or action in respect thereof).

          (iii) For purposes of this Section 8.2, (A) "Indemnifying Party" means the Person having an obligation hereunder to indemnify any other Person pursuant to this Section 8.2, (B) "Indemnified Party" means the Person having the right to be indemnified pursuant to this Section 8.2 and (C) any information concerning the Company that is included in any SEC Filing that is provided to the Company or its counsel for review within a reasonable period before filing or use thereof and to which the Company has not provided written notice of objection to MusicCo or TCI will be deemed to have been provided by the Company for inclusion in such SEC Filing. Whenever any claim for indemnification arises under this Section 8.2, the Indemnified Party will promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

          (iv) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend such claim, at the Indemnifying Party's cost, risk and expense, upon notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party will not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if the settlement (A) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (B) includes a complete release of the Indemnified Party and (C) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims) and the Indemnifying Party will reimburse the Indemnified Party for all reasonable direct out-of-pocket expenses incurred by the Indemnified Party in connection with such cooperation. The Indemnified Party may, at its own expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 8.2(h)(iii), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to participate in the defense of the lawsuit or action; provided however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent will not be unreasonably withheld.

          (v) If the indemnification provided for in this Section 8.2(h) is for any reason unavailable to the Indemnified Party in respect of any Losses (or action in respect thereof) then the Indemnifying Party will, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statement or omission that resulted in such Losses (or action in respect thereof) as well as any other relevant equitable considerations. Relative fault with respect to an untrue or alleged untrue statement or omission of a material fact will be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the Losses (or action in respect thereof) referred to above will be deemed to include any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating, trying or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          Section 8.3    Meeting of Stockholders of the Company.  The Company
                         --------------------------------------
will take all action necessary, in accordance with the DGCL and the Certificate of Incorporation and Bylaws of the Company, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger under Section 251 of the DGCL), the Merger and the other transactions contemplated by this Agreement (the "Meeting"), to the extent such approval is required by the DGCL and the Certificate of Incorporation of the Company.

          Section 8.4    Compliance with the Securities Act.  Prior to the
                         ----------------------------------
Closing Date, the Company will cause to be delivered to TCI a letter from the Company, identifying all Persons who were, in its opinion, at the time of the Meeting, "affiliates" of the Company as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act. TCI may cause the MusicCo Certificates evidencing MusicCo Series A Common Stock issued to such Persons to bear a legend referring to the applicability of paragraphs (c) and (d) of Rule 145 under the Securities Act.

          Section 8.5    Listing.  TCI will use its reasonable best efforts to
                         -------
cause the shares of MusicCo Series A Common Stock issued in connection with the Merger to be quoted on NASDAQ, subject to official notice of issuance.

          Section 8.6    Reasonable Best Efforts.  Subject to the fiduciary duty
                         -----------------------
obligations of the Board of Directors of the Company, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger.

          Section 8.7    Public Announcements.  No party to this Agreement will
                         --------------------
make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated by this Agreement without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided however, that nothing contained herein will prevent any party from promptly making all filings with Governmental Entities that may, in its reasonable judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement so long as such party gives timely notice to the other parties of the anticipated disclosure and cooperates with the other parties in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of all information furnished by the other parties pursuant to this Agreement.

          Section 8.8    Notification.  In the event of, or after obtaining
                         ------------
knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, each party to this Agreement promptly will give notice thereof to the other parties and will use its best efforts to prevent or remedy such breach.

          Section 8.9    HSR Act Filings.  TCI and the Company will each make an
                         ---------------
appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than 15 business days after the date of this Agreement. Each such filing will request early termination of the waiting period imposed by the HSR Act.
The Company and TCI each will use its reasonable best efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters; provided however, that nothing contained herein will be deemed to preclude either the Company or TCI from negotiating reasonably with any Governmental Entity regarding the scope and content of any such requested information or documentation. The Company and TCI each will use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other Governmental Entity having jurisdiction over antitrust matters. Notwithstanding the foregoing, TCI will not be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of TCI or any of its Affiliates if TCI determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of TCI or any of its Affiliates.

          Section 8.10   Further Assurances.  Each of the parties to this
                         ------------------
Agreement will execute such documents and other instruments and take such further actions as may be reasonably necessary or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by this Agreement or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions of this Agreement, each of the parties to this Agreement will take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

          Section 8.11  Employee Benefits.
                        -----------------

          (a) To the extent permitted under TCI's employee benefits plans, each employee of the Surviving Corporation who was an employee of the Company immediately prior to the Effective Time (i) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's employee benefit plans, as defined in Section 3(3) of ERISA, to the extent such service was credited under the Company Benefit Plans on the Closing Date, (ii) will not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Surviving Corporation's employee benefit plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Benefit Plans and (iii) will receive credit for past service with the Company for purposes of eligibility and vesting under the Surviving Corporation's plans and policies with respect to seniority benefits, including vacation and sick leave.

          Section 8.12   No Solicitation.  Subject to the fiduciary duties of
                         ---------------
the Board of Directors of the Company, neither the Company nor any of its Subsidiaries or any of their respective officers, directors, representatives or agents will take any action to (i) initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in negotiations with any Person in connection with any Acquisition Proposal. The Company will promptly communicate to TCI any solicitation or inquiry received by the Company and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it. Nothing in this Section 8.12 shall be construed as prohibiting the Board of Directors of the Company from (i) making any disclosure to the Company's stockholders, or (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section 8.12. "Acquisition Proposal" means any proposed (i) merger, consolidation or similar transaction involving the Company,
(ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the Company or its Subsidiaries, (iii) issue, sale or other disposition of securities representing 50% or more of the voting power of the Company Common Stock or (iv) transaction in which any Person acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding Company Common Stock.

          Section 8.13  Indemnification of Executives.
                        -----------------------------

          (a) Indemnification.  MusicCo will cause the Surviving Corporation to,
              ---------------
and, should the Surviving Corporation fail or be unable to do so, MusicCo shall, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company (each, an "Executive"), against all losses, expenses, damages, liabilities, costs, judgments, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation based on or arising out of, in whole or in part, any actions or omissions of such Executive as an officer or director of the Company on or prior to the Effective Time, including actions or omissions relating to any of the transactions contemplated by this Agreement until the expiration of the applicable statutes of limitation, to the fullest extent permitted under the DGCL and the Certificate of Incorporation and Bylaws of the Company as in effect on the date of this Agreement. MusicCo will cause the Surviving Corporation to pay expenses in advance of the final disposition of any such claim, action, suit, proceeding, or investigation to each Executive to the fullest extent permitted by applicable Legal Requirements upon receipt of any undertaking required or contemplated by applicable Legal Requirements. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, (i) the Executives will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Executives as an officer or director of the Company on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement (including actions relating to the Company's European operations) and (ii) MusicCo shall cause the Surviving Corporation to direct, at the election of any Executive, that the determination of any such approval shall be made by independent counsel selected by the Executive and reasonably acceptable to MusicCo, it being agreed that Irell & Manella LLP shall be acceptable to MusicCo. If any such claim, action, suit, proceeding, or investigation is brought against any Executive (whether arising before or after the Effective Time), (i) the Executive may retain counsel satisfactory to him or her that is reasonably acceptable, and
(ii) MusicCo will pay or will cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Executive. Neither MusicCo nor the Surviving Corporation shall have any obligation hereunder to any Executive when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Executive is not entitled to indemnification hereunder.

          (b) Successors.  If MusicCo or the Surviving Corporation or any of
              ----------
its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of MusicCo or the the Surviving Corporation assume the obligations set forth in this Section 8.13.

                                  ARTICLE IX
                                  ----------

                             CONDITIONS PRECEDENT

          Section 9.1    Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger will be
------
subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement, the Merger and the transactions contemplated by this Agreement shall have been duly approved by the holders of the Company Common Stock.

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any other notices or approvals or consents required by or of any Governmental Entity with respect to the transactions contemplated by this Agreement noted with an asterisk on Schedule 5.4 or Schedule 6.5 shall have been either filed or obtained.

          (c) The Registration Statement on Form S-4 that includes the Joint Proxy Statement/Prospectus shall have become effective in accordance with the provisions of the Securities

Act and any necessary state securities law approvals shall have been obtained and no stop orders with respect thereto shall have been issued by the SEC and remain in effect.

          (d) No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Legal Requirement that remains in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the transactions contemplated by this Agreement, or that questions the validity or the legality of the transactions contemplated by this Agreement and that could reasonably be expected to materially and adversely affect the value of the business of the Company, it being agreed that each party will use its reasonable best efforts to have any such injunction lifted.

          Section 9.2    Conditions to Obligation of the Company to Effect the
                         -----------------------------------------------------
Merger.  The obligation of the Company to effect the Merger will be subject to
------
the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) TCI, MusicCo and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed by them at or prior to the Effective Time and the representations and warranties of TCI, MusicCo and Merger Sub set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate of TCI, MusicCo and Merger Sub executed on behalf of each such corporation by the President or a Vice President of such corporation to that effect.

          (b) MusicCo Series A Common Stock issued in connection with the Merger shall have been authorized for quotation on NASDAQ upon official notice of issuance.

          (c) The Company shall have received the opinion of counsel to TCI, MusicCo and Merger Sub (which counsel may be an employee of TCI) substantially to the effect set forth in Exhibit C.

          (d) The transactions contemplated by the Contribution Agreement shall have been consummated on the terms and conditions set forth therein.

          Section 9.3  Conditions to Obligations of TCI, MusicCo and Merger Sub
                       --------------------------------------------------------
to Effect the Merger.  The obligations of TCI, MusicCo and Merger Sub to effect
--------------------
the Merger will be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed by it at or prior to the Effective Time and, except as contemplated or permitted by this Agreement, the representations and warranties of the Company set forth in this Agreement if qualified by materiality are true in all respects and if not so qualified are true in all material respects when made and at and as of the Effective Time as if made at and as of such time, and TCI, MusicCo and Merger Sub shall have received a certificate of the

Company executed on behalf of the Company by the President or an Executive Vice President of the Company to that effect.

          (b) Those consents of third parties noted with an asterisk on Schedule
5.4 or Schedule 6.5 shall have been obtained.

          (c) The number of Dissenting Shares do not exceed 5% of the issued and outstanding shares of Company Common Stock.

          (d) There shall have been no material adverse change in the financial condition, results of operations, assets, liabilities or business of the Company since the date of this Agreement.

          (e) TCI and MusicCo shall have received the opinion of Irell & Manella LLP substantially to the effect set forth in Exhibit D.

                                    ARTICLE X
                                   ----------

                       TERMINATION, AMENDMENT AND WAIVER

          Section 10.1   Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

          (a) by mutual consent of the Board of Directors of TCI and the Board of Directors of the Company;

          (b) by either TCI or the Company (i) if at the Meeting (including any postponement or adjournment thereof), this Agreement, the Merger and the transactions contemplated by this Agreement are not approved and adopted by the affirmative vote specified herein or (ii) so long as the terminating party has not breached its obligations hereunder in any material respect, after July 31, 1997 (the "Termination Date") if the Merger shall not have been consummated on or before such date;

          (c) by the Company, provided the Company has not breached any of its obligations hereunder in any material respect, if any of the conditions specified in Section 9.1 or Section 9.2 have not been satisfied or waived by the Company (or, in the case of Section 9.1, waived by the Company, TCI, MusicCo and Merger Sub) at such time as such condition is no longer capable of satisfaction; or

          (d) by TCI, provided that none of TCI, MusicCo or Merger Sub has breached any of its obligations hereunder in any material respect, if any of the conditions specified in Section 9.1 or Section 9.3 have not been met or waived by TCI (or, in the case of Section 9.1, waived by TCI, MusicCo, Merger Sub and the Company) at such time as such condition is no longer capable of satisfaction.

          Section 10.2   Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement by either TCI or the Company, as provided above, this Agreement will forthwith become void and (except for the willful breach of this Agreement by any party to this Agreement) there will be no liability on the part of any of the Company, TCI, MusicCo or Merger Sub.

          Section 10.3   Amendment.  This Agreement may be amended by the
                         ---------
parties to this Agreement, by or pursuant to action taken by all of their Boards of Directors, at any time before or after approval of this Agreement by the stockholders of the Company and prior to the Effective Time, but, after such approval, no amendment will be made that alters the indemnification provisions of Section 8.2 or changes the ratio at which Company Common Stock is to be converted into MusicCo Series A Common Stock as provided in Section 3.2 or that in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

          Section 10.4   Waiver.  At any time prior to the Effective Time, the
                         ------
parties to this Agreement, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement or in any documents delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI
                                  ----------

                        GENERAL PROVISIONS; DEFINITIONS

          Section 11.1   Non-Survival of Representations, Warranties and
                         -----------------------------------------------
Agreements.  No representations and warranties contained in this Agreement will
----------
survive beyond the Closing Date. This Section 11.1 will not limit any covenant or agreement of the parties to this Agreement that by its terms requires performance after the Closing Date.

          Section 11.2   Notices.  All notices or other communications under
                         -------
this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:         11400 West Olympic Boulevard
                                     Suite 1100
                                     Los Angeles, California  90064-1501
                                     Attention:  President
                                     Telecopy No.:  (310) 444-1717

          With a copy to:            Irell & Manella LLP
                                     1800 Avenue of the Stars
                                     Suite 900
                                     Los Angeles, California  90067-4276
                                     Attention:  Alvin G. Segel, Esq.
                                     Telecopy No.:  (310) 203-7199

          If to TCI, MusicCo or
               Merger Sub:           Tele-Communications, Inc.
                                     Terrace Tower II
                                     5619 DTC Parkway
                                     Englewood, Colorado 80111-3000
                                     Attention:  Legal Department
                                     Telecopy No.:  (303) 488-3217

          With a copy to:            Sherman & Howard L.L.C.
                                     633 Seventeenth Street
                                     Suite 3000
                                     Denver, Colorado 80202
                                     Attention:  Charles Y. Tanabe, Esq.
                                     Telecopy No.:  (303) 298-0940

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section.

          Section 11.3   Fees and Expenses.  Whether or not the Merger is
                         -----------------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses. The Company's expenses relating to the transactions contemplated by this Agreement, including fees of Irell & Manella LLP, counsel to the Company, will be paid or accrued by the Company prior to the Effective Time.

          Section 11.4   Specific Performance.  The parties to this Agreement
                         --------------------
agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 11.5   Third Party Beneficiaries.  The parties to this
                         -------------------------
Agreement agree that the Company's stockholders, officers, directors and employees are intended third party beneficiaries of the terms of this Agreement, to the extent such terms refer expressly to such Persons, with full rights hereunder as if each of them were a party to this Agreement.

          Section 11.6   Entire Agreement.  This Agreement will be of no force
                         ----------------
or effect until executed and delivered by all of the parties to this Agreement.

          Section 11.7   Miscellaneous.  This Agreement (including the documents
                         -------------
and instruments referred to in this Agreement) (a) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement (other than as provided in the Confidentiality Agreement dated as of October 2, 1996, between the Company and TCI as the same may be amended) and (b) will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in two or more counterparts which together will constitute a single agreement. Any certificate delivered pursuant to this Agreement will be made without personal liability on the part of the officer or employee of the Person giving such certificate.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                     TELE-COMMUNICATIONS, INC.


                                     By:    /s/ Brendan R. Clouston
                                            ___________________________________
                                     Name:  Brendan R. Clouston
                                            ___________________________________
                                     Title: Executive Vice President and Chief
                                            Operating Officer
                                            ___________________________________





                                     TCI MUSIC, INC.


                                     By:    /s/ John D. Reardon
                                            ___________________________________
                                     Name:  John D. Reardon
                                            ___________________________________
                                     Title: President and CEO
                                            ___________________________________





                                     TCI MERGER SUB, INC.


                                     By:    /s/ John D. Reardon
                                            ___________________________________
                                     Name:  John D. Reardon
                                            ___________________________________
                                     Title: President and CEO
                                            ___________________________________




                                     DMX INC.


                                     By:    /s/ Jerold H. Rubinstein
                                            ___________________________________
                                     Name:  Jerold H. Rubinstein
                                            ___________________________________
                                     Title: Chairman of the Board and CEO
                                            ___________________________________

                                                                       EXHIBIT A

                             CONTRIBUTION AGREEMENT


          This Contribution Agreement (this "Agreement") is made on the ____ day of __________________ 1997, by and between Tele-Communications, Inc., a Delaware corporation ("TCI"), and TCI Music, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          TCI desires to cause various of its indirect wholly owned subsidiaries to contribute to the Company the right to receive a substantial portion of the revenues attributable to the distribution and sale by those subsidiaries of digital music services of DMX Inc., a Delaware corporation ("DMX"), to residential and commercial subscribers of such subsidiaries. In consideration of such contribution and of the agreement of TCI to grant to stockholders of DMX the right to require TCI to purchase shares of the Company issued to them pursuant to the Agreement and Plan of Merger dated as of February 6, 1997, to which TCI, the Company and DMX are parties, the Company desires to deliver to TCI shares of the Company's Series B Common Stock and a promissory note in the amount of $40,000,000.

          In consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                I.  DEFINITIONS

          As used in this Agreement, terms with initial capital letters will have the meanings ascribed to them below, unless the context clearly requires otherwise:

          Affiliate means, with respect to any Person, any other Person
          ---------
Controlling, Controlled by, or under common Control with, such Person.

          Business Day means any day other than a Saturday or Sunday or a day on
          ------------
which banks in New York, New York or Denver, Colorado are authorized to be closed.

          Closing has the meaning set forth in Section 2.1.
          -------

          Company has the meaning set forth in the preamble to this Agreement.
          -------

          Company Note means a promissory note in the principal amount of
          ------------
$40,000,000 payable to the order of TCI, which promissory note (i) will bear interest at 10% per annum, payable (and, to the extent not paid, compounded) semiannually, (ii) will provide for the payment of unpaid principal and accrued interest not earlier than 180 days after the Closing and (iii) will include such other terms and conditions as TCI and the Company may agree.

          Control means, with respect to any Person, the possession, directly or
          -------
indirectly, of the power to direct or cause the direction of the management and policies of the Controlled Person, whether by the ownership of voting securities, by contract or otherwise.

          DMX has the meaning set forth in the Recitals to this Agreement.
          ---

          DMX Affiliation Agreement means an affiliation agreement between DMX
          -------------------------
and Satellite Services, Inc., a Wholly Owned Subsidiary of TCI (including its successors and assigns, "SSI"), pursuant to which TCI System Owners are granted rights to distribute and sell DMX Services, as such agreement may from time to time be in effect.

          DMX Revenues means all revenues of a TCI System Owner, as determined
          ------------
in accordance with GAAP, that are attributable to the distribution and sale of DMX Services, including charges for DMX Services and equipment rental, installation and other charges payable by subscribers to DMX Services. In calculating DMX Revenues, revenues attributable to the distribution and sale of DMX Services on a tier or as part of a package that includes other audio or video programming services and as to which there is no separate charge for DMX Services will be deemed to be equal to the license fees payable to DMX on account of such sales, as prescribed by the DMX Affiliation Agreement.

          DMX Services means the digital music services offered for sale to the
          ------------
public by DMX.

          Fiscal Year means a year beginning January 1 and ending December 31.
          -----------

          GAAP means generally accepted accounting principles as in effect from
          ----
time to time in the United States, applied on a basis consistent with that applied by TCI in the preparation of its financial statements.

          Merger means the merger of TCI Music Merger Sub, Inc. with and into
          ------
DMX pursuant to the Merger Agreement.

          Merger Agreement means the Agreement and Plan of Merger, dated as of
          ----------------
February 6, 1997, among DMX, the Company, TCI and TCI Music Merger Sub, Inc.

          Music Business means the business of acquiring, producing, packaging
          --------------
or compiling audio or video programming the content of which is primarily music or music-related, and the marketing and sale of such programming by any method of distribution.

          Net DMX Revenues means, for any period of determination, all DMX
          ----------------
Revenues of a TCI System Owner for such period, minus (i) the Retained
                                                -----
Percentage for such period and (ii) license fees for such period that are payable to DMX pursuant to the DMX Affiliation Agreement.

          Person means a human being or a corporation, general or limited
          ------
partnership, limited or unlimited liability company, trust, association, unincorporated organization, governmental authority or other entity.

          Residential DMX Revenues means, for any period of determination, that
          ------------------------
portion of DMX Revenues of a TCI System Owner for such period that is attributable to the distribution and sale of DMX Services to residential subscribers.

          Retained Percentage means, for any period of determination, an amount
          -------------------
equal to 10% of Residential DMX Revenues of a TCI System Owner for such period, subject to adjustment as provided in Section 8.2.

          Shares means 125,000,000 shares of Series B Common Stock, par value
          ------
$.01 per share, of the Company.

          TCI System Owner means each Wholly Owned Subsidiary of TCI that offers
          ----------------
DMX Services to its subscribers.

          Termination Date has the meaning set forth in Section 2.3.
          ----------------

          Wholly Owned Subsidiary means, with respect to any Person, any other
          -----------------------
Person in which all the outstanding stock or other ownership interests are owned, directly or indirectly, by such Person, including with respect to such Person any other Person that pursuant to the preceding clause would be a Wholly Owned Subsidiary of any other Wholly Owned Subsidiary.

          TCI has the meaning set forth in the preamble to this Agreement.
          ---

           II.  CONTRIBUTION OF NET DMX REVENUES; ISSUANCE OF SHARES

          2.1   Rights Agreement; Assignment of Net DMX Revenues to the
                -------------------------------------------------------
Company. At the closing of the transactions contemplated by this Agreement (the
-------
"Closing"):

                (a) TCI will execute and deliver a Rights Agreement, in the form prescribed by the Merger Agreement, granting to stockholders of DMX who are entitled to receive shares of stock of the Company pursuant to the Merger Agreement the right to require TCI to purchase such shares, subject to the terms and conditions of such Rights Agreement.

                (b) TCI will cause each Person that is a TCI System Owner as of the date of this Agreement to assign and contribute to the Company, effective as of the Closing, the right to receive Net DMX Revenues of such TCI System Owner for a period beginning on the effective date of such assignment and ending on the Termination Date. Payments of Net DMX Revenues will be remitted to the Company as provided in Section 8.3.

                (c) The Company will deliver to TCI, as the designee of the TCI System Owners, (i) the Shares and (ii) the Company Note.

          2.2   New TCI System Owners.  Promptly after any Person becomes a TCI
                ---------------------
System Owner, TCI will cause such TCI System Owner to assign to the Company the right to receive such TCI System Owner's Net DMX Revenues.

          2.3   Effective Term of Assignment.  Anything in this Agreement to the
                ----------------------------
contrary notwithstanding, the Company's right to receive Net DMX Revenues of any TCI System Owner pursuant to this Agreement will continue in effect until the first to occur of the following dates (the "Termination Date"): (i) the date such TCI System Owner ceases to be a TCI System Owner and (ii) December 31, 2006.

                  III.  REPRESENTATIONS AND WARRANTIES OF TCI

          TCI represents and warrants to the Company that:

          3.1   Organization, Good Standing and Authority.  Each of TCI and the
                -----------------------------------------
TCI System Owners is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

          3.2   Authorization and Validity; Consents; No Conflicts.  The
                --------------------------------------------------
execution and delivery by each of TCI and the TCI System Owners of, and the performance by each of them of its obligations under, this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action of TCI or such TCI System Owner. This Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, the legal, valid and binding obligations of each of TCI and the TCI System Owners, enforceable in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No consent or approval of, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance by TCI or any of the TCI System Owners of this Agreement or any other agreement to be executed and delivered by it pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby, the failure of which to be obtained, given or made would have a material adverse effect on TCI and the TCI System Owners, taken as a whole, or on their ability to perform their obligations under this Agreement. The execution and delivery by TCI or any of the TCI System Owners of, and the performance by each of them of its obligations under, this Agreement and any other agreement to be executed and delivered by it pursuant to this Agreement will not violate its certificate or articles of incorporation or bylaws or any material agreement to which it is a party or by which it is bound or affected.

          3.3  Investment Intent.  TCI is acquiring the Shares for investment
               -----------------
only and acknowledges that they may not be sold without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or unless an exemption therefrom is available, and agrees that a legend to the foregoing effect may be placed on the certificate representing the Shares.

               IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          4.1   Organization, Good Standing and Authority.  The Company is a
                -----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement.

          4.2   Authorization and Validity; Consents; No Conflicts.  The
                --------------------------------------------------
execution and delivery by the Company of, and the performance by it of its obligations under, this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement have been duly authorized by all requisite corporate action of the Company. This Agreement constitutes, and when executed and delivered by the Company pursuant to this Agreement, the other agreements to be executed and delivered by it pursuant to this Agreement will constitute, its legal, valid and binding obligations, enforceable in accordance with their terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally or by general equitable principles. No consent or approval of, notice to, or filing with, any other Person is required in connection with the execution, delivery and performance by the Company of this Agreement or any other agreement to be executed and delivered by the Company pursuant to this Agreement, or the consummation by it of the transactions contemplated hereby or thereby, the failure of which to be obtained, given or made would have a material adverse effect on the Company or on its ability to perform its obligations under this Agreement. The execution and delivery by the Company of, and the performance by it of its obligations under, this Agreement and any other agreement to be executed and delivered by it pursuant to this Agreement will not violate its certificate of incorporation or bylaws or any material agreement to which it is a party or by which it is bound or affected.

          4.3   No Lien on Shares.  When issued and delivered by it at the
                -----------------
Closing, the Shares to be issued by the Company hereunder will be validly issued, fully paid and nonassessable and will be owned by TCI (or, if applicable, TCI 's designee) free and clear of any lien, charge, encumbrance, security interest or any other similar right of any third party.

                 V.  CONDITIONS TO OBLIGATIONS OF THE COMPANY

          The obligations of the Company to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to satisfaction or the waiver by it, at or prior to the Closing, of each of the following conditions:

          5.1   Truth of Representations and Warranties.  All representations
                ---------------------------------------
and warranties of TCI set forth in this Agreement, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, in each case at the time of the Closing with the same effect as if made at that time, except for changes permitted or contemplated by this Agreement.

          5.2   Performance of Agreements.  All agreements of TCI set forth in
                -------------------------
this Agreement that are required to be performed by it at or before the Closing have been performed in all material respects.

          5.3   Merger Completed.  The Merger is completed contemporaneously
                ----------------
with the Closing.

                     VI.  CONDITIONS TO OBLIGATIONS OF TCI

          The obligations of TCI to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to satisfaction or the waiver by it, at or prior to the Closing, of each of the following conditions:

          6.1  Truth of Representations and Warranties.  All representations and
               ---------------------------------------
warranties of the Company set forth in this Agreement, if qualified by a reference to materiality, are true and, if not so qualified, are true in all material respects, in each case at the time of the Closing with the same effect as if made at that time, except for changes permitted or contemplated by this Agreement.

          6.2   Performance of Agreements.  All agreements of the Company set
                -------------------------
forth in this Agreement that are required to be performed by it at or before the Closing have been performed in all material respects.

          6.3   Merger Completed.  The Merger is completed contemporaneously
                ----------------
with the Closing.

                                 VII.  CLOSING

          7.1   Closing.  The Closing will take place on the date of this
                -------
Agreement, contemporaneously with the Merger.

          7.2   Items Delivered by TCI System Owners.  At the Closing, TCI will
                ------------------------------------
cause each TCI System Owner to deliver to the Company (i) an assignment transferring the rights of such TCI System Owner in and to its Net DMX Revenues and (ii) such other assignments, bills of sale or other instruments as are sufficient to transfer to the Company all the legal and beneficial interests in such rights.

          7.3   Items Delivered by the Company.  At the Closing:
                ------------------------------

                (a) The Company will deliver to the TCI System Owners (or their designee) immediately available funds in the amount prescribed by Section 2.1(c) of this Agreement or, if so elected by TCI, the Company Note.

                (b) The Company will deliver to TCI one or more duly executed certificates representing the Shares.

                               VIII.  COVENANTS

          8.1   Right to Compete.
                ----------------

                (a) TCI and any Affiliate of TCI may engage in or possess interests in one or more other businesses or ventures of any nature of description, without regard to whether any of such businesses or ventures are or may be deemed to be competitive in any way with any business of the Company or any person in which the Company has an interest. Without limiting the generality of the foregoing, none of TCI or any of its Affiliates or any director, officer or employee of TCI or any of its Affiliates (including any such director, officer or employee who serves as a director, officer or employee of the Company) will be obligated to present to the Company any particular investment or business opportunity, regardless of whether such opportunity is of a character that the Company could pursue it if it were presented to the Company, but instead, TCI and its Affiliates will have the right to take such opportunity for their own account or for the account of any other Person without any obligation whatsoever to the Company.

                (b) Although the Company and TCI agree to be bound by the provisions of subsection (a) of this Section for purposes of defining their respective legal rights and obligations, TCI acknowledges that, subject to such provisions, TCI intends to use commercially reasonable efforts to expand the involvement of the Company in the Music Business and to cause the Company to pursue future business activities in the Music Business.

          8.2   Adjustment of Retained Percentage.  Beginning at least 60 days
                ---------------------------------
before the third anniversary of the Merger, and every third anniversary thereafter, TCI, acting on behalf of the TCI System Owners, and the Company will engage in good faith negotiations concerning the adjustment of the Retained Percentage, taking into account, among other things, total sales of DMX Services by TCI System Owners and the need to provide appropriate incentives to the TCI System Owners and their personnel to maximize sales of DMX Services. Notwithstanding the foregoing, the Retained Percentage prescribed by this Agreement or as most recently adjusted by agreement of the parties will continue to be applicable until a new agreement adjusting the Retained Percentage has been reached.

          8.3   Payment of Net DMX Revenues.
                ---------------------------

                (a) Net DMX Revenues will be remitted to the Company monthly in arrears for each calendar month. Each monthly payment will be made by the end of the calendar month immediately following the calendar month for which Net DMX Revenues are being remitted. At the time of each payment, the Company will be given a statement setting forth in reasonable detail TCI's calculation of Net DMX Revenues for the month in question.

          (b) TCI will keep and maintain (or will cause to be kept and maintained) books and records (the "System Books and Records") with respect to revenues from the sale of DMX Services by TCI System Owners, which books and records will be accurate and complete in all material respects. Upon at least 15 Business Days' prior notice and during TCI's normal business hours, the Company (or its authorized employees, agents, accountants and representatives) will have the right, at the expense of the Company, to examine and audit the System Books and Records and such other evidence of the DMX Revenues of the TCI System Owners as the Company may reasonably request to the extent reasonably necessary to verify the accuracy of TCI's calculation of Net DMX Revenues. The rights granted to the Company in this Section 8.3(b) may be exercised not more frequently than once a year and the period as to which such right is exercised will be limited to a period beginning not more than two years before the date such notice is given and ending as of the end of the most recent calendar month for which information regarding DMX Revenues is available.

          (c) After receipt of a statement setting forth the calculation of the Net DMX Proceeds in accordance with Section 8.3(b), the Company will have two years within which to notify TCI of any disagreement with respect to TCI's calculation of the Net DMX Revenues set forth in that statement, which notice will specify in reasonable detail the basis for such disagreement.

          (d) If the Company notifies TCI that it agrees with TCI's calculation of Net DMX Revenues for any period, that calculation will be final and conclusive as of the date of delivery of such notification. If the Company fails to provide notice of disagreement with any calculation by TCI of Net DMX Revenues within the two-year period prescribed by Section 8.3(c), TCI's calculation will be final and conclusive as of the end of such period.

          (e) If within such two-year period the Company provides notice of disagreement with TCI's calculation of Net DMX Revenues for any month, the Company and TCI will negotiate in good faith to resolve any such dispute for a period of 30 days following receipt of such notice of disagreement. If the dispute is not resolved within such period, the dispute will be referred to KPMG Peat Marwick (or, if such accounting firm is for any reason unwilling or unable to act in such capacity, such other nationally recognized accounting firm as may be designated by KPMG Peat Marwick), which accounting firm will render its decision (together with a reasonably detailed explanation therefor) as soon as possible following submission of the dispute to it, which decision will be final and conclusive. The fees and expenses of the accounting firm relating to services rendered pursuant to this Section 8.3(e) will be paid by the Company and TCI in equal shares.

                               IX.  MISCELLANEOUS

          9.1   Notices.  All notices, requests, demands and other
                -------
communications called for or contemplated hereunder will be in writing and will be deemed to have been duly given if delivered in person or by United States certified or registered mail, prepaid, addressed to the parties, their permitted successors in interest or assignees, or sent by courier or telecopier:

                To TCI at :

                                 Tele-Communications, Inc.
                                 5619 DTC Parkway
                                 Englewood, Colorado  80111
                                 Attention:  Brendan Clouston
                                 Telecopy:  (303) 488-3200

                with a copy similarly addressed, Attention: Legal Department and another copy to:

                                 Sherman & Howard L.L.C.
                                 3000 First Interstate Tower North
                                 633 Seventeenth Street
                                 Denver, Colorado  80202
                                 Attention:  Charles Y. Tanabe, Esq.
                                 Telecopy:  (303) 298-0940

                To the Company at:

                                 TCI Music, Inc.
                                 c/o Tele-Communications, Inc.
                                 5619 DTC Parkway
                                 Englewood, Colorado 80111
                                 Attention:  President
                                 Telecopy:  (303) 267-5376

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery or on the third Business Day after the mailing thereof, except that any notice of a change of address will be effective only upon actual receipt.

          9.2   Expenses.  Whether or not the transactions contemplated hereby
                --------
are consummated, each of the parties will bear the fees and expenses relating to its compliance with the various provisions of this Agreement, and each of the parties will pay all of its own expenses (including all attorneys' fees and expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparation made for carrying the same into effect.

          9.3   Modification; Waiver.  This Agreement  may be modified or
                --------------------
terminated by mutual agreement only by a writing signed by each of the parties, and no provision or condition herein may be waived other than by a writing signed by the party waiving such provision or condition.

          9.4  Headings.  Article and Section headings in this Agreement are for
               --------
the sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings will not be considered in interpreting or construing this Agreement.

          9.5  Assignment.  Neither party may assign any of its rights under
               ----------
this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other party, which consent may be withheld at such party's absolute discretion. Notwithstanding the preceding sentence, any party may assign its rights under this Agreement to any Affiliate of such party without the consent of any other party.

          9.6  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which may be deemed to be an original, and all of which taken together will constitute one instrument.

          9.7  Additional Documents.  At the Closing and from time to time after
               --------------------
Closing, at either party's request and without further consideration, the other party will execute and deliver (or cause to be executed and delivered) such other instruments of conveyance and transfer and will take such other actions as may reasonably be required effectively to carry out the transactions contemplated by this Agreement.

          9.8  Other.  This Agreement constitutes the entire agreement of the
               -----
parties regarding the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and, subject to the limitations set forth in Section 9.5, their respective successors and assigns. The provisions of this Agreement are for the exclusive benefit of the parties and their permitted successors and assigns, and no other Person is intended to be a third-party beneficiary or to have any rights by virtue of this Agreement.

          9.9   Governing Law.  This Agreement will be governed by the laws of
                -------------
the State of Colorado, without regard to the conflicts of laws rules thereof.

          9.10   Interpretation.  Terms used with initial capital letters will
                 --------------
have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word "include" (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day, and if the last day for the giving of any notice or the taking of any other action is a day that is not a Business Day, the time for giving such notice or taking such action will be deemed extended to the next Business Day.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         TELE-COMMUNICATIONS, INC.



                                         By:    _____________________________
                                         Name:  _____________________________
                                         Title: _____________________________


                                         TCI MUSIC, INC.



                                         By:    _____________________________
                                         Name:  _____________________________
                                         Title: _____________________________

                                                                       EXHIBIT B

                                RIGHTS AGREEMENT

          AGREEMENT, dated as of ______________________, 1997, among TELE-
COMMUNICATIONS, INC., a Delaware corporation ("TCI" or the "Company"), TCI Music, Inc., a Delaware corporation ("MusicCo"), and
______________________________________, as Rights Agent for the Company's rights issued pursuant hereto (the "Rights").

                                   BACKGROUND
                                   ----------

          Pursuant to the Agreement and Plan of Merger dated as of February 6, 1997 (the "Merger Agreement"), the outstanding shares of Common Stock of DMX Inc., were converted on the date of this Agreement into shares of Class A Common Stock of MusicCo upon effectiveness of the merger contemplated by the Merger Agreement (the "Merger").

          In connection with the Merger, TCI has agreed that if, during the one-year period beginning on the date of the Merger, the price of MusicCo's Series A Common Stock does not equal or exceed $4.00 per share for a period of at least 20 consecutive trading days, holders of MusicCo Series A Common Stock will have the right, exercisable during the 30-day period beginning on the first anniversary of the Merger, to require TCI to purchase such Common Stock at a price of $4.00 per share, payable at TCI's election in cash or shares of Tele-Communications, Inc. Series A TCI Group Common Stock (or a combination thereof). Each Right will entitle the registered holder thereof (the "Holders") to sell one share of MusicCo Series A Common Stock (subject to adjustment) to the Company for the consideration described herein upon exercise thereof in accordance with the terms and conditions of this Agreement.

          The Company wishes the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of the Rights.

                                   AGREEMENT
                                   ---------

          In consideration of the foregoing and for the purpose of defining the terms and provisions of the Rights, the respective rights and obligations thereunder of the Company and the holders and certain obligations of MusicCo, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          1.01  Certain Definitions.  As used herein, the following terms have
                -------------------
the meanings assigned to them in this Section 1.01 (or in the applicable Section to which reference is made) and include the singular as well as the plural:

          "Aggregate Consideration Amount Per Distributed Entity Share":  As of
           -----------------------------------------------------------
any date of determination, the sum of the Consideration Amount Per Distributed Entity Share for each Distributed Entity then existing.

          "Applicable Entity":  As the context may require, MusicCo and each
           -----------------
Distributed Entity, as applicable.

          "Bankruptcy Event":  Pursuant to or within the meaning of any
           ----------------
Bankruptcy Law, the Company:

          (a) commences a voluntary case;

          (b) consents to the entry of an order for relief against it in an involuntary case;

          (c) consents to the appointment of a Custodian of it or for all or substantially all of its property (other than for its subsidiaries or property of its subsidiaries);

          (d) makes a general assignment for the benefit of its creditors;

          (e) admits in writing its inability to pay its debts generally as they become due;

          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i)  is for relief against the Company in an involuntary case;

              (ii) appoints a Custodian of the Company or for all or substantially all of its property (other than its subsidiaries or property of its subsidiaries);

              (iii) orders the liquidation of the Company, and any such order or decree remains unstayed and in effect for 90 days; or

          (g) the Company takes any corporate action to authorize any of the foregoing.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "beneficial owner":  A Person shall be deemed the "beneficial owner"
           ----------------
of, and shall be deemed to "beneficially own," any securities of which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (or any successor statute or rule). Any Person's percentage beneficial ownership of any class of securities shall be determined in accordance with such rule.

          "Business Day":  Any day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York, New York or Los Angeles, California are authorized or required to close.

          "Capital Stock":  With respect to each Applicable Entity, any and all
           -------------
shares (however designated) of capital stock or other equity interests of such Applicable Entity, now or hereafter authorized, that, upon the liquidation of such Applicable Entity, entitle the holder thereof to share, without limitation as to amount, in the liquidating distribution of the assets of such Applicable Entity to its stockholders. In determining the number and kind of shares of Capital Stock of each Applicable Entity outstanding for purposes of the definitions of "Per Share Value" and "Fair Market Value", any shares of capital stock or of other equity interests of such Applicable Entity that, without payment of additional consideration, are convertible into or exchangeable ("Convertible Shares") for shares of any other class or series of corporate stock or of other equity interests of such Applicable Entity ("Conversion Shares") shall be deemed to have been so converted or exchanged if the aggregate amount that would be payable, if such Applicable Entity were then being liquidated, to the holders of such Conversion Shares exceeds the aggregate amount that would be payable (determined on a class by class basis), if such Applicable Entity were then being liquidated, to the holders of the Convertible Shares. The calculation of the aggregate amount payable upon liquidation of such Applicable Entity to holders of Conversion Shares or Convertible Shares, as the case may be, shall take into account any fixed amounts payable in liquidation with respect to such shares and shall otherwise assume that liquidating distributions will be made on the basis of the Fair Market Value of such Applicable Entity (calculated, in the case of the Conversion Shares, on a pro forma basis assuming the issuance of such Conversion Shares).

          "Certificates":  As defined in Section 2.02.
           ------------

          "Change in Control Transaction":  As defined in Section 4.17.
           -----------------------------

          "Component":  Each of the MusicCo Component and each Distributed
           ---------
Entity Component, if any, of each Right.

          "Consideration Amount Per Distributed Entity Share":  The amount
           -------------------------------------------------
determined in accordance with Section 4.16.

          "Consideration Amount Per MusicCo Share":  The amount determined in
           --------------------------------------
accordance with Section 4.16.

          "Current Market Price":  As defined in Section 4.05.
           --------------------

          "Deposit Date":  As defined in Section 4.14.
           ------------

          "disposition":  Any sale, conveyance, transfer or other disposition by
           -----------
the Company of beneficial ownership of any shares of Capital Stock of MusicCo during the term of this Agreement, but excluding (i) a pledge of Capital Stock of MusicCo as collateral security for bona fide indebtedness, (ii) a disposition of Capital Stock of MusicCo after giving effect to which the Company continues to be the beneficial owner of the Capital Stock so disposed of and (iii) a disposition of Capital Stock of MusicCo in connection with a merger, consolidation or combination of the Company with or into another corporation. The term "dispose" means to make a disposition.

          "Distributed Entity":  Any entity the shares of Capital Stock of which
           ------------------
are distributed or sold in a Subject Distribution. The term "Distributed Entity Stock" means the class or series of Capital Stock of each Distributed Entity that is distributed or sold in a Subject Distribution.

          "Distributed Entity Component":  As defined in Section 6.04.
           ----------------------------

          "Distribution Value":  With respect to each distribution by an
           ------------------
Applicable Entity to all holders of shares of MusicCo Series A Common Stock or Distributed Entity Stock, as the case may be, of shares of the Capital Stock of any entity or of rights or warrants entitling such holders (for a period expiring within 45 days after the effective date of such distribution) to purchase shares of the Capital Stock of any entity, the positive difference, if any, between (a) the Fair Market Value of such entity or, if the shares of Capital Stock so distributed or sold pursuant to the distributed rights or warrants represent less than 100% of the outstanding shares of Capital Stock of such entity, then the portion of the Fair Market Value of such entity represented by the shares so distributed or sold, and (b) the aggregate consideration paid for the shares sold pursuant to the distributed rights or warrants, if any.

          "Early Expiration Event":  With respect to MusicCo Series  A Common
           ----------------------
Stock and the Capital Stock of each other Applicable Entity, when the sum of the Fair Market Values of one share of MusicCo Series A Common Stock and one share of the Capital Stock of each other Applicable Entity shall have equaled or exceeded $4.00 for at least 20 consecutive trading days.

          "Excluded Stock":  With respect to each Applicable Entity, any and all
           --------------
shares (however designated) of capital stock or of other equity interests of such Applicable Entity now or hereafter authorized that, upon the liquidation of such Applicable Entity, do not entitle the holder thereof to share, without limitation as to amount, in the liquidating distribution of the assets of such Applicable Entity to its equity holders, except that any of such shares that, without payment of additional consideration, are convertible into or exchangeable for shares of any other class or series of capital stock or of other equity interests that are not so limited with respect to participation in liquidating distributions shall not constitute Excluded Stock if such shares would be deemed to have been so converted in accordance with the definition of "Capital Stock".

          "Exercise Period":  As defined in Section 4.01, subject to Section
           ---------------
4.17.

          "Fair Market Value":  With respect to each Applicable Entity as of any
           -----------------
date of determination, the fair market value of such Applicable Entity on a going concern basis (as if such Applicable Entity were being sold by a sale of stock or, if applicable, of other equity interests) or on a liquidation basis (whichever method would yield the highest valuation), (i) reduced by the aggregate amount that would be payable, if such Applicable Entity were then being liquidated, (x) on any Excluded Stock of the Applicable Entity and (y) on any shares of its Capital Stock then outstanding (or deemed to be outstanding in accordance with the definition of "Capital Stock") that entitle their holders to payment of a fixed amount upon liquidation in addition to their participation in liquidating distributions payable with respect to other shares of Capital Stock (but the reduction pursuant to this clause (y) shall be limited to such fixed amount) and (ii) increased by the aggregate exercise or conversion price payable to such Applicable Entity upon the exercise or conversion of all warrants, rights and options to purchase or acquire Capital Stock of such Applicable Entity and convertible securities the exercise or conversion of which is taken into account in determining the Per Share Value of such Applicable Entity. The fair market value of an Applicable Entity on a going concern basis shall take into account such considerations (including but not limited to tax considerations which are specific to a sale of stock or, if applicable, of other equity interests) as would customarily affect the price at which a willing seller would sell and a willing buyer would buy a comparable business as a going concern in an arm's length transaction. The fair market value of an Applicable Entity on a liquidation basis shall take into account tax liabilities that would be incurred in a liquidation assuming the most tax efficient and practical plan of liquidation and all other liabilities that would be required to be paid or reserved against before the making of liquidating distributions to equity holders.

          "Holders":  As defined in the preamble.
           -------

          "MusicCo Series A Common Stock":  Class A Common Stock, par value
           -----------------------------
$.01 per share of MusicCo, and Capital Stock of any other class into which such Class A Common Stock may thereafter have been changed. "MusicCo Series A Shares" means shares of MusicCo Series A Common Stock.

          "MusicCo Common Stock":  Capital Stock of MusicCo including MusicCo
           --------------------
Series A Common Stock.

          "MusicCo Component":  As defined in Section 6.04.
           -----------------

          "MusicCo Dividend":  Any distribution of cash or property (other than
           ----------------
securities specified in Section 6.03) on MusicCo Series A Common Stock.

          "Notice":  As defined in Section 4.07.
           ------

          "Per Share Value":  With respect to each Applicable Entity, the
           ---------------
quotient of (x) the Fair Market Value of such Applicable Entity as of the applicable date, divided by (y) the total number of shares of Capital Stock of such Applicable Entity outstanding (or deemed to be outstanding in accordance with the definition of "Capital Stock") as of such date (or shares equivalent to (i) in the case of MusicCo, MusicCo Common Stock, or (ii) in the case of any Distributed Entity, Distributed Entity Stock, if any shares of Capital Stock of such Applicable Entity then outstanding or deemed to be outstanding entitle their holders to participate in liquidating distributions on a basis different from that which is applicable to shares of MusicCo Common Stock or Distributed Entity Stock, as the case may be) plus the number of such shares or share equivalents (to the extent not already treated as outstanding pursuant to the definition of "Capital Stock") issuable upon the exercise of outstanding warrants, rights and options to purchase or acquire Capital Stock of such Applicable Entity and the conversion of outstanding convertible securities to the extent that any such exercise or conversion would result in a profit to the holder of the related warrant, right, option or convertible security given the Per Share Value so determined.

          "Person":  Any human being, corporation, partnership, limited
           ------
liability company, trust, association or other entity.

          "Rights":  As defined in the preamble.
           ------

          "Significant Corporate Transaction":  The occurrence of a Terminating
           ---------------------------------
Event with respect to an Applicable Entity the Fair Market Value of which represents a greater percentage of the Undistributed Value of MusicCo than the percentage thereof represented by the Fair Market Value of any other Applicable Entity, as determined by the Board of Directors of MusicCo (whose good faith determination will be conclusive) as of the date the agreement of merger or consolidation is executed or the vote of the Board of Directors of such Applicable Entity to dissolve or liquidate such Applicable Entity is taken.

          "Subject Distribution":  As defined in Section 6.03.
           --------------------

          "TCI Series A Common Stock":  As defined in Section 4.04.
           -------------------------

          "TCI Series A Shares":  As defined in Section 4.04.
           -------------------

          "Terminating Event":  Each of the following events:  (a) an Applicable
           -----------------
Entity is a constituent party in any merger or consolidation (other than a merger or consolidation in which such Applicable Entity is the surviving corporation and that does not result in any reclassification or change in the outstanding Capital Stock of such Applicable Entity, other than a change in par value or a reclassification or other change to which Article VI is applicable and other than a merger the sole purpose of which is to change such Applicable Entity's domicile within the United States) or (b) such Applicable Entity is dissolved or liquidated.

          "Triggering Event":  As defined in Section 4.18.
           ----------------

          "Underlying Number":  As defined in Section 6.04.
           -----------------

          "Undistributed Value of MusicCo":  As of any date as of which the
           ------------------------------
determination thereof is to be made pursuant to Section 6.03, the sum of the respective Fair Market Values of MusicCo and of each Distributed Entity as of such date.

          "Valuation Date":  The last day of the most recent quarter ended prior
           --------------
to the Exercise Period or, with respect to any accelerated Exercise Period, the applicable date determined in accordance with Section 4.17.


                                   ARTICLE II
                                  RIGHTS AGENT

          2.01  Appointment of Rights Agent.  The Company appoints the Rights
                ---------------------------
Agent to act as agent for the Company in accordance with the terms set forth in this Agreement and the Rights Agent accepts such appointment.

          2.02  No Rights Certificates.  The rights will be evidenced only by
                -----------------------
certificates for MusicCo Series A Shares registered in the names of holders of MusicCo Series A Shares ("Certificates"), which Certificates will be deemed also to be certificates for the Rights. As soon as practicable following the Closing Date (as defined in the Merger Agreement), the Rights Agent will send a summary of the terms of the Rights (the "Rights Summary") by first-class, postage paid mail to each record Holder of MusicCo Series A Shares as of the close of business on the Closing Date (as defined in the Merger Agreement), at the address of the Holder as shown on the records of MusicCo. The Rights will be evidenced by certificates for MusicCo Series A Shares together with the Rights Summary and the registered Holders of MusicCo Series A Shares will also be registered Holders of the associated Rights.

          2.03  Registration.  The Company and the Rights Agent shall be
                ------------
entitled to treat the registered Holders(s) of the certificates representing MusicCo Series A Shares as the absolute owner(s) of the Rights represented thereby (notwithstanding any notation of ownership or other writing on the Certificates made by anyone or any other notice to the contrary) for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Rights on the part of any other Person.


                                  ARTICLE III
                     TRANSFERS, EXCHANGES AND SUBSTITUTIONS

          3.01  Transfers.  The Rights will be transferable only in connection
                ---------
with the transfer of the associated MusicCo Series A Shares. The surrender for transfer of any certificates evidencing MusicCo Series A Shares, even without a copy of the Rights Summary attached thereto, will also constitute a transfer of the Rights associated with the MusicCo Series A Common Stock represented by such certificate. Under no circumstances may any Right be separated from, or transferred or assigned apart from, the associated MusicCo Series A Share.

          3.02  Legend.  Certificates issued for MusicCo Series A Shares on or
                -------
after the date of this Agreement and before expiration of the Rights, which MusicCo Series A Shares initially were issued pursuant to the Merger Agreement, will be deemed also to be certificates for the Rights, and will have impressed, printed or stamped on them the following legend:

          This certificate also evidences and entitles the holder to certain Rights as set forth in a Rights Agreement between TCI Music, Inc. (the "Corporation"), Tele-Communications, Inc., and ______________ _______________________ (the "Rights Agent") dated as of
          __________________, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal offices of the Corporation. The Corporation will mail to the holder of this certificate without charge a copy of the Rights Agreement upon written request therefor.


                                   ARTICLE IV
                               EXERCISE OF RIGHTS

          4.01  Exercise Period.  During the period commencing at the opening of
                ---------------
business on [date of first anniversary of closing] and ending at the close of business, ___________ time, on the 30th day after such date or the succeeding Business Day if such date is not a Business Day (the "Exercise Period"), and during any accelerated Exercise Period required by Section 4.17, each Holder of Rights may irrevocably exercise all or any number of his Rights in accordance with Section 4.08. If the Rights have one or more Distributed Entity Components at the time such Rights are exercisable, the Holder may, in accordance with
Section 4.08, irrevocably exercise such Right as to its MusicCo Component, any or all of its Distributed Entity Components, or any combination thereof. Notwithstanding anything to the contrary herein, the Exercise Period shall be conducted in compliance with all applicable laws, including all federal and state securities laws. The foregoing notwithstanding, if an Early Expiration Event shall have occurred prior to the commencement of the Exercise Period, the Rights shall expire as of the date of the Early Expiration Event without ever becoming exercisable by the Holder.

          4.02  Expiration.  In the Exercise Period and, subject to Section
                ----------
4.20, any accelerated Exercise Period, the Company shall be obligated to honor in accordance with Section 4.08 any and all exercises of the Rights then issued and outstanding. All Rights (and fractions thereof) not theretofore exercised shall expire and cease to be exercisable upon the expiration of the Exercise Period (subject to earlier expiration pursuant to the last sentence of the preceding Section and pursuant to Section 4.17). Upon the exercise of any Right (or fraction thereof), in whole or in part, such Right (including any Component thereof not exercised or not exercised in full) shall thereupon expire and cease to be exercisable. Upon the consummation of a Terminating Event with respect to any Applicable Entity, that Component of each Right (and fractional Right) that relates to the Capital Stock of such Applicable Entity shall expire and cease to be exercisable.

          4.03  Extension.
                ---------

                (a) If the Company for any reason fails to give the Notice in accordance with Section 4.07, the Exercise Period shall be extended for a period of time equal to the delay in giving the Notice.

                (b) If the record date for a Subject Distribution occurs prior to the Exercise Period, or an accelerated Exercise Period, and the Distributed Entity Stock with respect to such Subject Distribution is not delivered to stockholders entitled thereto prior to the beginning of the applicable Exercise Period, such Exercise Period shall be extended for a period of time equal to the number of days from the beginning of such Exercise Period and the date such Distributed Entity Stock is mailed to such stockholders.

          4.04  Consideration To Be Received Upon Exercise of Rights.  Subject
                ----------------------------------------------------
to Section 4.20, upon the valid exercise of Rights, the Holder shall be entitled to receive from the Company, at the Company's sole option (subject only to Section 4.05 and Section 4.15), cash or shares of the Company's TCI Group Series A Common Stock, $1.00 par value per share ("TCI Series A Common Stock" or "TCI Series A Shares"), or any combination of cash and TCI Series A Shares determined in such proportions or on such other basis as the Company shall elect in the Notice given pursuant to Section 4.07, in consideration of the sale to the Company of:

                (a) if the MusicCo Component of any or all of such exercised Rights has been exercised, a number of whole shares of MusicCo Series A Common Stock equal to the number of whole Rights of which the MusicCo Component has been so exercised and honored; and

                (b) if any Distributed Entity Component of any or all of such exercised Rights has been exercised, a number of whole shares of the Distributed Entity Stock to which such Distributed Entity Component relates not in excess of the product of (i) the number of whole Rights of which such Distributed Entity Component has been exercised and honored and (ii) the Underlying Number for such Distributed Entity Component of a whole Right.

          4.05  Consideration Amount.  The amount of cash or the number of TCI
                --------------------
Series A Shares to be paid or delivered by the Company shall be determined as follows (subject to adjustments required by Section 4.11 in the determination of the number of whole TCI Class A Shares to be delivered):

                (a) for the number of such shares of MusicCo Series A Common Stock that the Company has elected to purchase for cash, an aggregate amount in cash equal to the product of (i) the number of such shares and (ii) the Consideration Amount Per MusicCo Series A Share for the applicable Exercise Period;

                (b) for the number of such shares of MusicCo Series A Common Stock that the Company has elected to purchase for TCI Series A Shares an aggregate number of TCI Class A Shares equal to the product of (i) the number of such shares of MusicCo Series A Common Stock and (ii) the quotient of (A) the Consideration Amount Per MusicCo Series A Share for the applicable Exercise Period, divided by (B) the Current Market Price of a TCI Series A Share;

                (c) for the number of such shares of Distributed Entity Stock that the Company has elected to purchase for cash, an aggregate amount in cash equal to the product of (i) the number of such shares and (ii) the Consideration Amount Per Distributed Entity Share for the applicable Exercise Period; and

                (d) for the number of such shares of Distributed Entity Stock that the Company has elected to purchase for TCI Series A Shares, an aggregate number of TCI Series A Shares equal to the product of (i) the number of such shares of Distributed Entity Stock and (ii) the quotient of (A) the Consideration Amount Per Distributed Entity Share for the applicable Exercise Period, divided by (B) the Current Market Price of a TCI Series A Share.

          As used herein, the "Current Market Price" of a TCI Series A Share shall be the average of the daily closing prices for a share of TCI Series A Common Stock for 30 consecutive trading days commencing 45 trading days before the date of determination. The closing price for a share of TCI Series A Common Stock is the last reported sale price on the National Association of Securities Dealers, Inc. Automated Quotation System (or the average of the quoted closing bid and asked prices if no sale is reported) or if the TCI Series A Common Stock is listed on an exchange, the closing sale price on the principal exchange on which the TCI Series A Common Stock is listed (or the average of the reported closing bid and asked prices if no sale is reported). In the absence of one or more of such quotations, the Board of Directors of the Company shall in good faith determine the Current Market Price on the basis of such quotation as it considers appropriate.

          4.06  Condition to Delivery of TCI Series A Shares.  The Company shall
                --------------------------------------------
deliver TCI Series A Shares in full or partial payment for the sale of shares of MusicCo Series A Common Stock (or Distributed Entity Stock) only if such TCI Class A Shares are then quoted on the National Association of Securities Dealers, Inc. National Market System or listed on a national securities exchange and have been registered with the Securities and Exchange Commission on an appropriate form under the Securities Act of 1933 or an exemption from such registration is available and such shares are freely tradable. The Company may not elect to deliver any other security of the Company or any security of any other issuer.

          4.07  Notice to Rights Holders.  The Company shall publish in The Wall
                ------------------------
Street Journal (national edition, or if The Wall Street Journal shall cease publication, in another national financial publication), not less than 20 nor more than 30 days prior to the commencement of an

Exercise Period, a notice (the "Notice") as to: the number of Rights outstanding on the date of such Notice; the Consideration Amount Per MusicCo Share for such Exercise Period, if applicable, as to each Distributed Entity Component of the Rights; the number of shares of Distributed Entity Stock to which such Distributed Entity Component relates and the applicable Consideration Amount Per Distributed Entity Share for such Exercise Period; and the form of consideration pursuant to Section 4.04 the Company has elected to deliver (and if the Company has elected to deliver both such forms of consideration, the relative proportions thereof or any other basis on which the relative amounts of cash to be paid and numbers of TCI Series A Shares to be issued shall be determined). The Notice shall contain such other information as may be required by applicable federal or state securities laws or regulations. At, or immediately prior to the time of the publication of the Notice, the Company will deliver to the Rights Agent such number of copies as the Rights Agent may request of the Notice, of a Letter of Transmittal to be used by Holders in tendering stock certificates and of such other documents as the Company may then be required to deliver to the Holders in accordance with applicable federal and state securities laws and regulations. The Rights Agent shall promptly mail by first class mail, postage prepaid to the registered Holders of the Certificates, at their respective addresses as they appear on the register of Holders, a copy of the Notice, such Letter of Transmittal and such other documents, if any. The Company will also provide additional copies of the Letter of Transmittal to any registered Holder requesting the same.

          4.08  Exercise of Rights.  Rights may be exercised (in whole or as to
                ------------------
any Component) upon surrender to the Rights Agent at its office of the following, together with a duly completed and signed Letter of Transmittal: (i) if the MusicCo Component of any of such Rights is being exercised, a stock certificate or certificates representing a number of shares of MusicCo Series A Common Stock equal to or greater than the number of Rights of which the MusicCo Component is being exercised, duly endorsed and in proper form for transfer, guaranteed by a bank or trust company or a broker who is a member of a national securities exchange with such endorsements; (ii) if a Distributed Entity Component of any of such Rights is being exercised, a stock certificate or certificates representing a number of shares of the Distributed Entity Stock to which the Distributed Entity Component relates equal to or greater than the product of the number of whole Rights of which such Distributed Entity Component is being exercised, multiplied by the Underlying Number for such Distributed Entity Component of a whole Right; and (iii) payment in United States currency of an amount equal to any stamp or other tax or governmental charge required to be paid in connection with the transfer of such shares of MusicCo Series A Common Stock or Distributed Entity Stock in connection with the exercise of the Rights. The Rights Agent will hold such stock certificates in trust for the Holder until payment shall have been made in accordance with Section 4.12 hereof and, upon such payment, shall, subject to Section 4.09 and 4.10, deliver such stock certificates to the Company.

          4.09  MusicCo Certificates.  Rights may be exercised only in integral
                --------------------
amounts. If the MusicCo Component of a Right is being exercised and if the Holder shall tender certificates for shares of MusicCo Common Class A Stock that are, in the aggregate, greater than the number of Rights of which the MusicCo Component is being exercised, the Holder shall also designate in the Letter of Transmittal the stock certificates for the MusicCo Series A Common Stock enclosed therewith and the number of whole shares being surrendered from each such stock certificate. In such event, the Rights Agent shall, as agent for such Holder, deliver the stock certificates to the transfer agent for the MusicCo Series A Common Stock (the "Transfer Agent", which term shall include any subsequent transfer agent for any shares of MusicCo's capital stock issued upon reclassification of the MusicCo Series A Common Stock), with instructions to issue a new stock certificate to the Company for the number of shares of MusicCo Series A Common Stock surrendered to and accepted by the Company and to issue a new stock certificate or certificates to or in accordance with the instructions of such Holder for the balance of such shares of MusicCo Series A Common Stock. MusicCo hereby irrevocably authorizes and directs its present and any future Transfer Agent to issue such new certificates in accordance herewith. MusicCo will keep a copy of this Agreement on file with the Transfer Agent.

          4.10  Distributed Entity Certificates.  If a Distributed Entity
                -------------------------------
Component of a Right is being exercised, then for each Distributed Entity Component so exercised the Holder shall designate in the Letter of Transmittal tendered upon exercise thereof, the aggregate number of whole Shares of Distributed Entity Stock to which such Distributed Entity Component relates that are being surrendered upon the exercise of such Component of the Rights (not in excess of the product of the number of whole Rights of which such Distributed Entity Component is being exercised, multiplied by the Underlying Number for such Distributed Entity Component of a whole Right). If a Holder shall tender certificates for shares of Distributed Entity stock that are, in the aggregate, greater than the number of shares of Distributed Entity Stock being so surrendered, the Holder shall also designate in the Letter of Transmittal the stock certificates for the Distributed Entity Stock enclosed therewith and the number of whole shares of Distributed Entity Stock surrendered from each such stock certificate. In such event, the Rights Agent shall, as agent for the Holder, deliver the stock certificates to the transfer agent for the Distributed Entity Stock, with instructions to issue a new stock certificate to the Company for the number of shares of Distributed Entity Stock surrendered to and accepted by the Company and to issue a new stock certificate or certificates to or in accordance with the instructions of such Holder for the balance of such shares of Distributed Entity Stock. Each Distributed Entity, by its execution of a supplement to this Agreement as contemplated by Section 6.07, irrevocably authorizes and directs the transfer agent for the Distributed Entity Stock to issue such new certificates in accordance herewith, and covenants and agrees to keep a copy of this Agreement (as so supplemented) on file with such transfer agent.

          4.11  Notices.  No later than the fifth Business Day after the end of
                -------
the Exercise Period, the Rights Agent will notify the Company and MusicCo of the following (as to each Holder individually and as to all Holders in the aggregate): (i) the number of Rights validly exercised in the Exercise Period;
(ii) the number of shares of MusicCo Series A Common Stock surrendered upon such exercise; and (iii) as to each Distributed Entity Component of the Rights that has been validly exercised, the number of shares of the applicable Distributed Entity Stock surrendered upon such exercise. Subject to Sections 4.13 and 4.14, on the later of (x) the tenth Business Day after the end of the Exercise Period and (y) the fifth Business Day after receipt of such notice from the Rights Agent, the Company shall deposit with the Rights Agent the amount of cash or number of TCI Series A Shares required to make full payment of the purchase price for the shares of MusicCo Series A

Common Stock and Distributed Entity Stock being purchased by it pursuant to such exercised Rights. In the case of payments in TCI Series A Shares, the certificates evidencing the same shall be registered in the names and denominations specified by the Rights Agent in its notice to the Company. The Company shall not be required to issue fractional TCI Series A Shares to any Holder after taking into account all Rights exercised by such Holder. In lieu of fractional TCI Series A Shares, the Company shall make payments in cash for the value, based upon the Current Market Price, of such fractional shares. The Rights Agent will promptly mail to each Holder the purchase price for the shares of MusicCo Series A Common Stock and Distributed Entity Stock sold by him. Payment of any cash purchase price and any cash in lieu of fractional interests shall be made by check.

          4.12  Payment.  If the Company has elected in accordance with Section
                -------
4.04 to offer a combination of cash and TCI Series A Shares in consideration for the sale of MusicCo Series A Common Stock upon the valid exercise of the MusicCo Component of the Rights during the Exercise Period, the Rights Agent shall pay or deliver such consideration to all Holders who have validly exercised the MusicCo Component of the Rights during the Exercise Period pro rata with respect to the respective aggregate numbers of Rights the MusicCo Component of which has been so exercised by them (subject to rounding or other adjustments made by the Rights Agent and the payment of cash as provided in
Section 4.11 in lieu of the issuance of fractional TCI Series A Shares). Similarly, if the Company has elected in accordance with Section 4.04 to offer a combination of cash and TCI Series A Shares in consideration for the sale of shares of Distributed Entity Stock upon the valid exercise of a Distributed Entity Component of the Rights during the Exercise Period, the Rights Agent shall pay or deliver such consideration to all Holders who have validly exercised such Distributed Entity Component during such Exercise Period pro rata with respect to the respective aggregate numbers of shares of such Distributed Entity Stock surrendered by them upon such exercise (subject to rounding or other adjustments made by the Rights Agent and the payment of cash as provided in Section 4.11 in lieu of the issuance of fractional TCI Series A Shares).

          4.13  Payment Deferral.  Notwithstanding Section 4.17, if the Exercise
                ----------------
Period for each Right is accelerated due to a proposed Significant Corporate Transaction or Change in Control Transaction and such transaction has not been consummated prior to the expiration of such accelerated Exercise Period, the Company may defer depositing the cash or TCI Class A Shares required to effect the purchase of the MusicCo Series A Common Stock and Distributed Entity Stock surrendered upon exercise of the Rights, pending receipt of an officers' certificate in accordance with this Section 4.13. Notwithstanding anything to the contrary contained herein, any such deferral of the purchase of the surrendered shares of MusicCo Series A Common Stock and Distributed Entity
Stock shall be conducted in compliance with all applicable laws, including federal and state securities laws. Not less than 10 Business Days prior to the effective date of the proposed Significant Corporate Transaction, unless a shorter period is acceptable to the Company, the Applicable Entity shall deliver an officers' certificate (an "Applicable Entity Officers' Certificate") signed by its Chairman of the Board and its President to the Company and the Rights Agent, certifying that all conditions precedent to the consummation of the Significant Corporate Transaction have been satisfied or waived and setting forth the effective date of the proposed Significant Corporate Transaction. Not less than 10 Business Days prior to the effective date of the proposed Change in Control Transaction, the Company shall deliver to the Rights Agent an officer's certificate (a "Company Officer's Certificate") signed by its Chairman of the Board, President or a Vice President, certifying that all conditions precedent to the consummation of the Change in Control Transaction have been satisfied or waived and setting forth the effective date of the proposed Change in Control Transaction. Promptly following receipt by the Company of an Applicable Entity Officers' Certificate or the delivery by the Company of a Company Officer's Certificate, as the case may be, but in no event later than the effective date specified therein, the Company shall make the deposit of cash or TCI Series A Shares with the Rights Agent required by Section 4.11. Promptly following such deposit, the Rights Agent shall distribute the cash or TCI Series A Shares so deposited to the Persons entitled to the same as provided in Section 4.11, and deliver the certificates for the MusicCo Common Stock and Distributed Entity Stock to the Company as provided in Section 4.08. If the Board of Directors of the Applicable Entity determines to terminate or abandon the proposed Significant Corporate Transaction or that such transaction will otherwise not be consummated, the Applicable Entity shall promptly following such determination deliver to the Company and the Rights Agent an Applicable Entity Officers' Certificate to such effect. If the proposed Change in Control Transaction is terminated or abandoned or the Company otherwise determines that such proposed transaction will not be consummated, then the Company shall promptly so notify the Rights Agent by delivering to the Rights Agent a Company Officer's Certificate to such effect. Promptly following receipt by the Rights Agent of such Applicable Entity Officers' Certificate or Company Officer's Certificate, as the case may be, the Rights Agent shall mail to each Holder by first class mail the certificates evidencing the shares of MusicCo Series A Common Stock, the shares of Distributed Entity Stock and the Rights surrendered by such Holder to the Rights Agent in connection with such accelerated Exercise Period and, if the Company has made a deposit of cash or TCI Series A Shares with the Rights Agent in connection with such accelerated Exercise Period, the Rights Agent shall deliver the cash or TCI Series A Shares so deposited to the Company.

          4.14  Abandonment or Termination.  Notwithstanding Section 4.11, if
                --------------------------
the Exercise Period for each Right is accelerated and the proposed transaction which resulted in the acceleration is abandoned or terminated on or before the last day (the "Deposit Date") on which the Company is required to make the deposit pursuant to Section 4.11 of cash or TCI Class A Shares to effect the purchase of shares of MusicCo Series A Common Stock and Distributed Entity Stock surrendered in connection with such accelerated Exercise Period, or the Company otherwise determines in good faith on or before the Deposit Date that such proposed transaction will not be consummated, then the Company shall so notify the Rights Agent by delivering to the Rights Agent an officer's certificate to such effect signed by its Chairman of the Board, President or a Vice President promptly following the termination or abandonment of such proposed transaction or such determination by the Company, but in no event later than the fifth Business Day following the Deposit Date. Upon delivery of such officer's certificate, the Company shall be relieved of its obligation to make the deposit otherwise required by Section 4.11 or, if such deposit has theretofore been made, shall be entitled to the return thereof. Promptly following receipt of such officer's certificate, the Rights

Agent shall mail to each Holder the certificates evidencing the shares of MusicCo Series A Common Stock, the shares of Distributed Entity Stock and the Rights surrendered by such Holder to the Rights Agent in connection with such accelerated Exercise Period and, if the Company has made a deposit of cash or TCI Series A Shares with the Rights Agent in connection with such accelerated Exercise Period, the Rights Agent shall deliver the cash or TCI Series A Shares so deposited to the Company.

          4.15  Certain Covenants of the Company and Each Applicable Entity.  If
                -----------------------------------------------------------
the Company chooses to issue TCI Series A Shares upon the exercise of any Component of the Rights, the Company will pay all documentary stamp and other taxes, if any, attributable to the exercise of the Rights, other than any such taxes payable by the Holder as provided in Section 4.08. Each of MusicCo and each Distributed Entity shall cooperate with and assist the Company in the preparation and filing of all applications, reports, statements, notices and other documents or forms with, and use its reasonable best efforts to obtain and to assist the Company in obtaining all consents and approvals of or waivers from, all governmental and regulatory agencies and authorities having jurisdiction (including, without limitation, the Securities and Exchange Commission, Department of Justice and Federal Trade Commission) and shall take such other actions, including supplying all information necessary for any required filing, as the Company may reasonably request, all as and to the extent necessary or advisable in order for the Company to comply with applicable laws, rules, regulations, orders and decrees in connection with the performance of its obligations under this Agreement and the Rights.

          4.16  Consideration Amount.  The Consideration Amount Per MusicCo
                --------------------
Share shall be equal to the difference between (i) $4.00 and (ii) the sum of the aggregate per share amount of any MusicCo Dividends and the Aggregate Consideration Amount Per Distributed Entity Share. The Consideration Amount Per Distributed Entity Share shall be equal to the Per Share Value of the applicable Distributed Entity as of the Valuation Date. The Fair Market Value of each Distributed Entity as of such date shall be determined in good faith by the Board of Directors of MusicCo. Promptly following the determination of the Fair Market Value of each Applicable Entity, MusicCo shall deliver to the Company, with a copy to the Rights Agent, an officers' certificate signed by the Chairman of the Board and the President of MusicCo, certifying the Per Share Value of each Applicable Entity and setting forth, in reasonable detail, the computation thereof. Each Distributed Entity, by its execution of a supplement to this Agreement as contemplated by Section 6.07, covenants and agrees to provide MusicCo with such information with respect to the Capital Stock of such Distributed Entity as may be necessary to the computation of the Per Share Value of such Distributed Entity. Anything in this Agreement to the contrary notwithstanding, in no event will the sum of the Consideration Amount Per MusicCo Share, the aggregate amount of any MusicCo Dividends, and the Aggregate Consideration Amount Per Distributed Entity Share for each Distributed Entity, exceed $4.00.

          4.17  Acceleration of Exercise Period.  Subject to the last sentence
                -------------------------------
of Section 4.01, if prior to the [anniversary date of closing] (i) a Significant Corporate Transaction is proposed, (ii) the Company proposes to make a disposition of all or any number of the shares of Capital Stock of MusicCo beneficially owned by it and as a result of such disposition the Company will cease to be the beneficial owner of at least 30% (in voting power) of the shares of Capital Stock of MusicCo then outstanding (a "Change in Control Transaction"), (iii) a Bankruptcy Event occurs or (iv) the Company is dissolved or liquidated, then the Exercise Period for each Right shall be accelerated as provided herein and the Company shall be obligated to honor all Rights validly exercised in accordance with Section 4.08 prior to the expiration of such accelerated Exercise Period.

          4.18  Consideration on Acceleration.  For purposes of determining the
                -----------------------------
Consideration Amount Per MusicCo Share and the Consideration Amount Per Distributed Entity Share payable in connection with the accelerated Exercise Period, the applicable Valuation Date shall be the last day of the fiscal quarter of MusicCo immediately preceding the fiscal quarter in which (i) in the case of a Significant Corporate Transaction, the agreement of merger or consolidation is executed, or the vote of the Board of Directors of the Applicable Entity to dissolve or liquidate the Applicable Entity is taken or
(ii) in the case of a Change in Control Transaction, a binding agreement to make the related disposition is entered into by the Company or, if such disposition is to be effected pursuant to a dividend or distribution to the stockholders of the Company or otherwise than pursuant to a binding agreement, the vote of the Board of Directors of the Company approving the making of such dividend, distribution or other disposition is taken, or (iii) in the case of a Bankruptcy Event, the Bankruptcy Event occurs, or (iv) in the case of the dissolution or liquidation of the Company, the vote of the Board of Directors of the Company to dissolve or liquidate the Company is taken. (The execution of such agreement by the Applicable Entity or the taking of such vote by the Board of Directors of the Applicable Entity in connection with a Significant Corporate Transaction, the giving to the Acceptance Notice by MusicCo in the case of a MusicCo Purchase Transaction, the execution of such binding agreement Company or the taking of such vote by the Board of the Company in connection with a Change in Control Transaction, the occurrence of a Bankruptcy Event or the taking of such vote by the Board of Directors of the Company to dissolve or liquidate the Company, are each referred to as a "Triggering Event"). Promptly following the occurrence of a Triggering Event, the applicable of MusicCo or the Company shall give written notice thereof to the other (or in the case of a Triggering Event for a Significant Corporate Transaction with respect to which a Distributed Entity is the Applicable Entity, such Applicable Entity shall give such notice to the Company and MusicCo), with a copy to the Rights Agent. Publication of the Notice contemplated by Section 4.07 shall be made as promptly as practicable (in light of applicable requirements of federal and state securities laws and regulations) following the final determination of the Consideration Amount Per MusicCo Share and the Consideration Amount Per Distributed Entity Share. In the case of a Significant Corporate Transaction, the Applicable Entity shall furnish the Rights Agent with such number of copies as the Rights Agent may request of the proxy or information statement and other material to be delivered to the Applicable Entity's stockholders in connection with the stockholders' meeting to approve the Significant Corporate Transaction. The Rights Agent shall distribute such material to the registered Holders of the Certificates by first class mail, postage prepaid, at their respective addresses as they appear on the Register of Holders prior to or contemporaneously with the publication of the Notice, and such publication shall be delayed, if necessary, until such material has been delivered to the Rights Agent.

          4.19  Exercise Period on Acceleration.  The accelerated Exercise
                -------------------------------
Period shall commence at the opening of business on not earlier than the 30th day, nor later than the 60th day, following the publication of the Notice, and shall expire at the close of business, ___________ time, on the 20th Business Day after the commencement thereof (or such later date as may be required by applicable Federal or state securities laws and regulations). Subject to
Section 4.20 below, all Rights (and fractions thereof) (including all Components of such Rights (and of all fractional Rights)) not validly exercised prior to the expiration of such accelerated Exercise Period shall thereupon expire and cease to be exercisable thereafter.

          4.20  Rescission.  If a proposed Significant Corporate Transaction or
                ----------
Change in Control Transaction that causes an accelerated Exercise Period is terminated or abandoned before consummation or the Company otherwise determines in good faith on or before the Deposit Date that such proposed transaction will not be consummated, then in any such event such acceleration of the Exercise Period and all exercises of Rights during such accelerated Exercise Period shall, without any requirement of action by any party, be deemed rescinded and annulled, and any Rights that have expired by virtue of the failure of the Holder to validly exercise the same prior to the expiration of such accelerated Exercise Period (or by virtue of the partial exercise thereof during such accelerated Exercise Period) shall thereupon be reinstated. The Rights Agent, upon receipt of the officers' certificate contemplated by the applicable of
Section 4.13 or 4.14, shall make the distributions to the Holders and the Company required by the last sentence of the applicable of such Sections.


                                   ARTICLE V
                      PURCHASE AND CANCELLATION OF RIGHTS

          5.01  Purchase of Rights by the Company.  The Company shall have the
                ---------------------------------
right to purchase or otherwise acquire Rights by purchasing the associated MusicCo Series A Common Stock or Distributed Entity Stock at such times, in such manner and for such consideration as it may determine.


                                   ARTICLE VI
                              ADJUSTMENT OF RIGHTS

          6.01  Adjustment of Rights.  The number of Rights represented by each
                --------------------
Certificate shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided.

          6.02  Mechanical Adjustment.  If MusicCo shall: (a) pay a dividend or
                ---------------------
make a distribution on the outstanding shares of MusicCo Series A Common Stock in shares of MusicCo Common Stock, (b) subdivide the outstanding shares of MusicCo Series A Common Stock into a larger number of shares, (c) combine the outstanding shares of MusicCo Series A Common Stock into a smaller number of shares or (d) issue any shares of its Capital Stock by reclassification of the outstanding shares of MusicCo Common Stock (including any such reclassification in connection with a consolidation or merger in which MusicCo is the surviving corporation), the number of Rights outstanding immediately prior to the date such dividend or distribution is paid or made or the effective date of such subdivision, combination or reclassification shall be adjusted to the aggregate number of shares of MusicCo Series A Common Stock (or shares of MusicCo's Capital Stock issued in such reclassification) outstanding immediately after the taking of such action. Such adjustment shall be made successively whenever any event listed above shall occur. If a reclassification described in clause (d) above occurs, each reference in this Agreement and the Certificates to a share of MusicCo Series A Common Stock shall be deemed to refer to the number and kind of shares of MusicCo's Capital Stock that a Holder of one share of MusicCo Series A Common Stock would hold immediately following such reclassification. If MusicCo takes any action requiring an adjustment to the number of Rights prior to payment in full of the Consideration Amount Per MusicCo Share upon exercise thereof, such Consideration Amount Per MusicCo Share shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Rights outstanding immediately prior to such action and the denominator of which is the number of Rights outstanding as a result of the taking of such action.

          6.03  Adjustment for Distributions of MusicCo Securities.  If (i)
                --------------------------------------------------
MusicCo makes a distribution to all Holders of shares of MusicCo Series A Common Stock of shares of the Capital Stock of any entity or of rights or warrants entitling them (for a period expiring within 45 days after the effective date of such distribution) to purchase shares of the Capital Stock of any entity and (ii) the Distribution Value of such distribution represents 10% or more of the Undistributed Value of MusicCo immediately prior to such distribution, then the provisions of this Section 6.03 shall apply to such distribution (a "Subject Distribution"). The determination of whether a distribution meets each of the criteria referred to in the immediately preceding sentence and is therefore a Subject Distribution shall be made by the Board of Directors of MusicCo (whose good faith determination will be conclusive). In making any determination of Fair Market Value for purposes of determining the Distribution Value of such distribution and the Undistributed Value of MusicCo, the Board of Directors of MusicCo shall apply the same criteria as are applicable to a determination of the Fair Market Value of MusicCo and each Distributed Entity in accordance with Section 4.16.

          6.04  Subject Distribution Adjustment.  If MusicCo makes a Subject
                -------------------------------
Distribution, then following the effective date referred to below, each whole Right shall represent, in addition to the right to sell to the Company one share of MusicCo Series A Common Stock (the "MusicCo Component"), the right (the "Distributed Entity Component") to sell to the Company at the time, for the consideration and subject to the terms and conditions set forth in this Agreement, that number of shares of Distributed Entity Stock obtained by multiplying one by a fraction, the numerator of which is the aggregate number of shares of Distributed Entity Stock distributed in the Subject Distribution or sold pursuant to the rights or warrants distributed in the Subject Distribution, and the denominator of which is the aggregate number of shares of MusicCo Series A Common Stock outstanding on the record date for such distribution. The number of shares of Distributed Entity Stock (or fraction thereof) to which the Distributed Entity Component of each whole Right applies

(the "Underlying Number") shall be determined as of and be effective (retroactively in the case of a distribution that pursuant to Section 6.03 is subsequently deemed to be a Subject Distribution) as of the effective date of the distribution in the case of a distribution of shares of Distributed Entity Stock, and shall be determined as of and be effective (retroactively in the case of a distribution that pursuant to Section 6.03 is subsequently deemed to be a Subject Distribution) as of the day following the distribution of rights or warrants in the case of a distribution of rights or warrants to purchase Distributed Entity Stock (the applicable of such dates herein referred to as the "effective date"). In the case of fractional Rights, the Underlying Number for the Distributed Entity Component of such fractional Right shall equal the same fraction of the Underlying Number for the Distributed Entity Component of a whole Right. The foregoing provisions shall apply to each Subject Distribution and a new Distributed Component will be created with respect to the Distributed Entity Stock distributed in each such Subject Distribution. No Component of a Right shall be separable from the Components of such Right.

          6.05  Adjustment to Underlying Number.  If MusicCo takes any action
                -------------------------------
requiring an adjustment to the number of Rights pursuant to Section 6.02 at a time when each Right has one or more Distributed Entity Components, then the Underlying Number for each Distributed Entity Component of each Right after giving effect to such adjustment to the number of Rights shall equal the number obtained by multiplying the Underlying Number for such Distributed Entity Component immediately before giving effect to such adjustment by a fraction the numerator of which is one and the denominator of which is the number (or fraction) to which one whole Right is adjusted as a result of the taking of such action by MusicCo.

          6.06  Distributed Entity Adjustment.  If a Distributed Entity shall
                -----------------------------
(i) pay a dividend or make a distribution on the outstanding shares of Distributed Entity Stock in shares of Distributed Entity Stock, (ii) subdivide the outstanding shares of Distributed Entity Stock into a larger number of shares, (iii) combine the outstanding shares of Distributed Entity Stock into a smaller number of shares or (iv) issue any shares of its Capital Stock by reclassification of the outstanding shares of Distributed Entity Stock (including any such reclassification in connection with a merger or consolidation in which the Distributed Entity is the surviving corporation), then the Underlying Number for the applicable Distributed Entity Component of each Right immediately prior to the date such dividend or distribution is paid or made or the effective date of such subdivision, combination or reclassification shall be adjusted (to the nearest one-hundredth of a share), effective immediately after the applicable of such dates, by multiplying the Underlying Number for such Distributed Entity Component immediately prior to such adjustment by a fraction the numerator of which is the aggregate number of shares of Distributed Entity Stock (or shares of the Distributed Entity's Capital Stock issued in such reclassification) outstanding immediately after the taking of such action, and the denominator of which is the aggregate number of shares of Distributed Entity Stock outstanding immediately prior to the taking of such action. Such adjustment to the Underlying Number shall be made successively whenever any event listed above shall occur. If a reclassification described in clause (iv) above occurs, each reference in this Agreement to a share of Distributed Entity Stock shall be deemed to refer to the number and kind of shares of the Capital Stock of the Distributed Entity that a holder of one share of Distributed Entity Stock would hold immediately following such reclassification. If a Distributed Entity takes any action requiring an adjustment to the Underlying Number for the applicable Distributed Entity Component of each Right prior to payment in full of the Consideration Amount Per Distributed Entity Share upon exercise thereof, such Consideration Amount Per Distributed Entity Share shall be adjusted by multiplying such amount by a fraction the numerator of which is the Underlying Number for such Distributed Entity Component immediately before giving effect to such adjustment and the denominator of which is the Underlying Number for such Distributed Entity Component immediately after giving effect to such adjustment.

          6.07  Distributions by Distributed Entity.  If (i) a Distributed
                -----------------------------------
Entity makes a distribution to all holders of shares of Distributed Entity Stock of shares of the Capital Stock of any entity or of rights or warrants entitling them (for a period expiring within 45 days after the effective date of such distribution) to purchase shares of the Capital Stock of any entity and (ii) the Distribution Value of such distribution represents 10% or more of the Undistributed Value of MusicCo immediately prior to such distribution, then such distribution shall be a Subject Distribution, the entity the shares of Capital Stock of which are distributed or sold in such Subject Distribution shall be a Distributed Entity, and the class of Capital Stock of the Distributed Entity that is distributed or sold in the Subject Distribution shall be Distributed Entity Stock, with the same effect for all purposes of this Agreement as if MusicCo had made such distribution, except that the Underlying Number for the Distributed Entity Component of each whole Right created pursuant to Section
6.04 by virtue of such Subject Distribution shall be the number obtained by multiplying one by a fraction the numerator of which is the aggregate number of shares of Capital Stock of such entity distributed or sold in the Subject Distribution and the denominator of which is the aggregate number of shares of Distributed Entity Stock of the Distributed Entity making the Subject Distribution outstanding on the record date for such distribution. The determination of whether a distribution meets each of the criteria referred to in the immediately preceding sentence and is therefore a Subject Distribution shall be made by the Board of Directors of MusicCo (whose good faith determination will be conclusive). The Distribution Value of any such distribution shall be made in good faith by the Board of Directors of MusicCo. If MusicCo or any Distributed Entity makes a distribution which individually is not a Subject Distribution solely by virtue of clause (ii) of the first sentence of Section 6.03 or this Section 6.07, but would be a Subject Distribution if aggregated with any other distribution or distributions previously made by MusicCo or any Distributed Entity that also were not Subject Distributions when made solely by virtue of that clause (ii) (and were not thereafter deemed to be Subject Distributions pursuant to this sentence), then upon the making of the later of such distributions such distributions shall be deemed to be a single Subject Distribution. The determination of whether any combination of distributions would constitute a Subject Distribution pursuant to the immediately preceding sentence shall be made by the Board of Directors of MusicCo (whose good faith determination will be conclusive) on the basis of the Distribution Values of such distributions and the Undistributed Value of MusicCo calculated in each case immediately prior to the time the first of such distributions was made.

          6.08  MusicCo Covenants.  MusicCo covenants and agrees with the
                -----------------
Company and the Rights Agent and, in the case of clause (i) and clause (iv) solely with respect to the obligations relating to clause (i), below, for the benefit of the Holders, as follows:

                (i) neither it nor any Distributed Entity will distribute to all Holders of MusicCo Series A Common Stock rights or warrants to purchase the Capital Stock of any entity that would expire more than 45 days after the effective date of such distribution;

                (ii) neither it nor any Distributed Entity will make a distribution to all Holders of any class of its Capital Stock of any entity or of rights or warrants to purchase the Capital Stock of any entity at any time during the period (or the record date or effective date of which is at any time during the period) commencing with the Exercise Period and ending with the date on which the Company (or its assignee) becomes the record owner of the shares surrendered in such Exercise Period, nor will it or any Distributed Entity, without the prior written consent of the Company, make, pay or declare to all Holders of any class of its Capital Stock any other dividend or distribution or take any other action at any time during the period (or the record date or effective date of which is at any time during the period) commencing with the Exercise Period and ending with the date on which the Company (or its assignee) becomes the record owner of the shares surrendered in such Exercise Period, the reasonably foreseeable effect of which would be to reduce or otherwise adversely affect the Fair Market Value or the Per Share Value of MusicCo or such Distributed Entity, other than the actions specifically enumerated in Sections 6.02 through Section
     6.06 for which an express adjustment to the Consideration Amount Per MusicCo Share and Consideration Amount Per Distributed Entity Share payable by the Company is provided;

                (iii) without the prior written consent of the Company, neither MusicCo nor any Distributed Entity will, at any time during the term of this Agreement, take or recommend to their respective shareholders any action the reasonably foreseeable effect of which would be to adversely affect the relative rights, powers or preferences of the shares of MusicCo Common Stock or Distributed Entity Stock to be acquired by the Company upon the exercise of Rights or the exercise by the Company of such rights, powers and preferences and of full rights of ownership of such shares; and

                (iv) prior to making any distribution of the Capital Stock of any entity or of rights or warrants to purchase the Capital Stock of any entity, the Applicable Entity making such distribution will cause such entity to execute and deliver a supplement to this Agreement pursuant to which such entity shall accept and agree to be bound by and comply with the provisions of this Agreement that relate to such entity (or will relate to such entity if it is thereafter deemed to be a Distributed Entity pursuant to this Article VI) and shall agree to cooperate with the Board of Directors of MusicCo and provide such Board with such information as it may from time to time reasonably request in connection with its determination of the Distributed Value of any distribution and the Undistributed Value of MusicCo from time to time in accordance with this Article VI and the definition of Significant Corporate Transaction.

          6.09  Notice of Adjustment.  Whenever MusicCo takes any action that
                --------------------
would require an adjustment to the number of Rights represented by each Certificate (and the consequent adjustment of the Underlying Number for each Distributed Entity Component, if any) or the Consideration Amount Per MusicCo Share, or that would require the creation of a Distributed Entity Component, and whenever any Distributed Entity takes any action that would require an adjustment to the Underlying Number of the applicable Distributed Entity Component or the Consideration Amount Per Distributed Entity Share, or that would require the creation of a Distributed Entity Component, the Applicable Entity shall promptly notify the Company and MusicCo in writing (with a copy to the Rights Agent) of the action taken and of all information relevant to the computation pursuant to this Article VI of the required adjustments to the number of Rights, the Underlying Number, the Consideration Amount Per MusicCo Share or the Consideration Amount Per Distributed Entity Share, as the case may be, and in the case of the creation of a Distributed Entity Component, all information relevant to the computation of the Underlying Number of such Distributed Entity Component. Promptly thereafter, the Company shall deliver to the Rights Agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by MusicCo or the Company) setting forth, as applicable:

                (i) If an action requiring an adjustment to the number of Rights is taken, the number of Rights represented by a Certificate before and after such adjustment and, if applicable, the Consideration Amount Per MusicCo Share and the Underlying Number for each Distributed Entity Component of a Right, in each case before and after such adjustment.

                (ii) If an action requiring the creation of a Distributed Entity Component is taken, the Underlying Number for the Distributed Entity Component of each Right so created.

                (iii) If an action requiring an adjustment to the Underlying Number of a Distributed Entity Component is taken, the Underlying Number of such Distributed Entity Component before and after such adjustment and, if applicable, the Consideration Amount Per Distributed Entity Share before and after such adjustment. Such certificate shall also contain a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made, or, if applicable, the facts requiring the creation of such Distributed Entity Component and the computation of such Underlying Number. The Company shall also cause the Rights Agent to send promptly by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments or of the creation of such Distributed Entity Component. The certificate delivered to the Rights Agent pursuant to this Section 6.09 shall be conclusive evidence of the correctness of the matters set forth therein in the absence of manifest error. The Rights Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during regular business hours. The Rights Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment or the creation of any Distributed Entity Component hereunder, or with respect to the nature or extent of any such adjustment when made or of any such Distributed Entity Component when created, or with respect to the method employed in making such adjustment or calculating the Underlying Number of such Distributed Entity Component.

          6.10  Statement on Certificates.  Irrespective of any adjustments in
                -------------------------
the number of Rights represented by each Certificate or the creation of any Distributed Entity Component or any adjustments to the Underlying Number thereof, Certificates theretofore or thereafter issued may continue to express solely the number of Rights as are stated in the Certificates initially issuable pursuant to this Agreement.

          6.11  No Rights as Stockholders.  Nothing contained in this Agreement
                -------------------------
or in the Certificates shall be construed as conferring upon the Holders or their transferees any rights whatsoever as stockholders of MusicCo or the Company or any Distributed Entity.


                                  ARTICLE VII
                                  RIGHTS AGENT

          7.01  Inspection of Rights Agreement.  The Rights Agent shall keep
                ------------------------------
copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its Office. The Company shall supply the Rights Agent from time to time with such numbers of copies of this Agreement as the Rights Agent may request.

          7.02  Merger or Consolidation or Change of Name of Rights Agent.  Any
                ---------------------------------------------------------
corporation into which the Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent, shall be the successor to the Rights Agent hereunder without the execution, filing or delivery of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provision of Section 7.16 hereof. If at the time such successor to the Rights Agent shall succeed to the agency created by this Agreement, any of the Certificates shall have been countersigned but not delivered, any such successor to the Rights Agent may adopt the countersignature of the original Rights Agent and deliver such Certificates so countersigned, and if at any time any of the Certificates shall not have been countersigned, any successor to the Rights Agent may countersign such Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Certificates shall have the full force provided in such Certificates and in this Agreement. If at any time the name of the Rights Agent shall be changed and at such time any of the Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignatures under its prior name and deliver such Certificates so countersigned; and if at any time any of the Certificates shall not have been countersigned, the Rights Agent may countersign such Certificates either in its prior name or in its changed name; and in all such cases such Certificates shall have the full force provided in the Certificates and in this Agreement.

          7.03  Concerning the Rights Agent.  The Rights Agent undertakes the
                ---------------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Certificates shall be bound.

          7.04  Correctness of Statements.  The statements contained herein and
                -------------------------
in the Certificates shall be taken as statements, of the Company, and the Rights Agent assumes no responsibility for the correctness of any of the same except such as describe the Rights Agent or actions taken by it. The Rights Agent assumes no responsibility with respect to the distribution of the Certificates except as herein otherwise provided.

          7.05  Breach of Covenants.  The Rights Agent shall not be responsible
                -------------------
for any failure of the Company, MusicCo or any Distributed Entity to comply with any of the covenants or conditions contained in this Agreement or in the Certificates to be complied with or satisfied by the Company, MusicCo or any Distributed Entity.

          7.06  Performance of Duties.  The Rights Agent may execute and
                ---------------------
exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents and employees.

          7.07  Reliance on Counsel.  The Rights Agent may consult at any time
                -------------------
with legal counsel reasonably satisfactory to it (who may be counsel for the Company) and the Rights Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          7.08  Proof of Actions Taken.  Whenever in the performance of its
                ----------------------
duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President or a Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          7.09  Compensation, Indemnity and Reimbursement.  The Company agrees
                -----------------------------------------
to pay the Rights Agent reasonable compensation for all services rendered by the Rights Agent in the performance of its duties under this Agreement, to reimburse the Rights Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Rights Agent in the performance of its duties under this Agreement, and to indemnify the Rights Agent and save it harmless against any and all claims and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Rights Agent in the performance of its duties under this Agreement except as a result of the Rights Agent's negligence or bad faith.

          7.10  Legal Proceedings.  The Rights Agent shall be under no
                -----------------
obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company shall furnish the Rights Agent with reasonable security and indemnity for any costs and expenses that may be incurred in taking such action, but this provision shall not affect the power of the Rights Agent to take such action as the Rights Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Rights may be enforced by the Rights Agent without the possession of any of the Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Rights Agent shall be brought in its name as Rights Agent.

          7.11  Other Transactions in Securities of Company.  The Rights Agent
                -------------------------------------------
in its individual and other capacities and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights, or other securities of the Company, MusicCo or any Distributed Entity or become pecuniarily interested in any transaction in which the Company, MusicCo or any Distributed Entity may be interested or contract with or lend money to the Company, MusicCo or any Distributed Entity or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company, MusicCo or any Distributed Entity or for any other Person, including without limitation, acting as transfer agent or registrar for other securities issued by the Company, MusicCo or any Distributed Entity.

          7.12  Liability of Rights Agent.  The Rights Agent shall act hereunder
                -------------------------
solely as agent, and its duties shall be determined solely by the provisions hereof. The Rights Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          7.13  Reliance on Documents.  The Rights Agent will not incur any
                ---------------------
liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper parties.

          7.14  Validity of Agreement.  The Rights Agent shall not be under any
                ---------------------
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Certificate (except its countersignature thereof).

          7.15  Instructions from Company.  The Rights Agent is hereby
                -------------------------
authorized and directed to accept instructions with respect to the performance of its duties hereunder from any two of the Chairman of the Board, the President or a Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

          7.16  Change of Rights Agent.  The Rights Agent may resign and be
                ----------------------
discharged from its duties under this Agreement by giving to the Company 30 days' prior notice in writing. The Rights Agent may be removed by like notice to the Rights Agent from the Company and by notice to the Holders. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any Holder (who shall with such notice submit his Certificate for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Rights Agent. Pending appointment of a successor to the Rights Agent, the duties of the Rights Agent shall be carried out by the Company. Any successor Rights Agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the former Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 7.16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. In the event of such resignation or removal the successor Rights Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Rights Agent.


                                  ARTICLE VIII
                                 MISCELLANEOUS

          8.01  Obtaining of Governmental Approvals.  The Company will from time
                -----------------------------------
to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state securities laws and regulations that may be or become required in connection with the issuance, sale, transfer and delivery of the Certificates, the exercise of the Rights and the purchase of MusicCo Common Stock or Distributed Entity Stock upon exercise of the Rights.

          8.02  Notices.  Any notice or other communication required or
                -------
permitted to be given pursuant to this Agreement to the Company, MusicCo or the Rights Agent, shall be in writing and shall be deemed given and received on the date delivered in person or by telecopy (answer back received) or 24 hours after delivery to a courier service which guarantees overnight delivery or five days after the date mailed by registered or certified mail, return receipt requested, postage prepaid, to the intended recipient at the address specified below:

          If to the Company:
          Tele-Communications, Inc.
          Terrace Tower II
          5619 DTC Parkway
          Englewood, Colorado 80111

          Telecopier No.: (303) 488-3217

          Attention:

          With a copy similarly addressed to the
          attention of the Legal Department


          If to MusicCo:





          Telecopier No.:  ________________________

          Attention: President

          With a copy similarly addressed to the
          attention of the Legal Department


          If to the Rights Agent:





          Telecopier No.:  ________________________

          Attention:

          Any party may from time to time change the address to which notices to it are to be given or mailed hereunder by notice given to the other parties in the manner provided above.

          Any notice or other communication pursuant to this Agreement to the Holders shall be in writing and shall be mailed first class mail, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the Register of Holders of the Rights Agent.

          8.03  Amendments Without Consent of Holders.  The Company and the
                -------------------------------------
Rights Agent may from time to time supplement or amend this Agreement without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Rights Agent may deem necessary or desirable and that shall not be inconsistent with the provisions of the Rights and that shall not adversely affect the interests of the Holders.

          8.04  Amendments With Consent of Holders.  The Company and the Rights
                ----------------------------------
Agent may from time to time amend or supplement this Agreement without notice to any Holder but with the written consent of the Holders (other than the Company or its subsidiaries, or the officers, directors or affiliates of the Company or any of its subsidiaries (other than MusicCo)) of a majority in number of the outstanding Rights. The Holders of a majority of the outstanding Rights may waive compliance by the Company with any provision of this Agreement without notice to any Holder. Without the consent of each Holder affected, however, an amendment, supplement or waiver may not:

                (a) alter or modify the terms of the definition of Early Expiration Event in Section 1.01, Sections 2.03, 4.01, 4.16, 4.17, 4.18, 4.19,
4.20, or Article VI hereof in any way that adversely affects the rights of any Holder in any material respect; or

                (b) waive a default in payment of the purchase price for the MusicCo Common Stock and Distributed Entity Stock to be purchased upon exercise of any Rights.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

          8.05  Successors.  All covenants and provisions of this Agreement by
                ----------
or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          8.06  Applicable Law.  This Agreement shall be governed by and
                --------------
construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws.

          8.07  Benefits of this Agreement; Limitation of Liability.  Nothing in
                ---------------------------------------------------
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the Holders. Neither MusicCo nor any Distributed Entity, nor any director, officer, employee or stockholder, as such, of the Company, MusicCo or any Distributed Entity shall have any liability hereunder to the Holders for any obligations of the Company under this Agreement and the Rights or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases such liability, such waiver and release being part of the consideration for the issue of the Rights.

          8.08  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and each of such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          8.09  Captions.  The captions of the Sections and subsections of this
                --------
Agreement have been inserted for convenience only and shall have no substantive effect.

          8.10  Termination.  This Agreement shall terminate at such time as the
                -----------
outstanding Rights are no longer exercisable under the terms of this Agreement and the parties to this Agreement shall have discharged all of their duties hereunder.

          8.11  Severability.  In case any one or more of the provisions
                ------------
contained in this Agreement or in the Rights shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or of such Rights, but this Agreement and such Rights shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          8.12  Calculation of Time Periods.  All periods of time referred to in
                ---------------------------
this Agreement (other than references to Business Days) shall include all calendar days; provided that if the date or last date to perform the act or give
               --------
any notice with respect to this Agreement shall fall on a day that is not a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                         TELE-COMMUNICATIONS, INC.


                                         By:    _____________________________
                                         Name:  _____________________________
                                         Title: _____________________________


                                         TCI MUSIC, INC.


                                         By:    _____________________________
                                         Name:  _____________________________
                                         Title: _____________________________


                                         THE BANK OF NEW YORK, as Rights Agent


                                         By:    _____________________________
                                         Name:  _____________________________
                                         Title: _____________________________

                                                            EXHIBIT C

                         Form of Opinion of TCI Counsel



                              _____________, 1997



DMX Inc.
11400 West Olympic Boulevard, Suite 1100
Los Angeles, California 90064-1501

Gentlemen:

          We have acted as special counsel to Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Music, Inc., a Delaware corporation ("MusicCo"), and TCI Merger Sub, Inc., a Delaware corporation ("Merger Sub"), in connection with the preparation, authorization, execution and delivery of (i) the Agreement and Plan of Merger, dated as of February 6, 1997, between DMX Inc. ("DMX") and TCI, MusicCo and Merger Sub (the "Merger Agreement"), (ii) the Contribution Agreement by and between TCI and MusicCo dated as of the date of this opinion letter (the "Contribution Agreement") and (iii) the Rights Agreement by and between TCI and [The Bank of New York], as Rights Agent, dated as of the date of this opinion letter (the "Rights Agreement"). We have examined the Merger Agreement, the Contribution Agreement and the Rights Agreement (collectively, the "Documents") and we have made such investigations of law as we have deemed necessary to enable us to state the opinions and make the statements expressed below.

          This opinion letter is delivered to DMX pursuant to Section 9.2(c) of the Merger Agreement. Capitalized terms used but not specifically defined herein shall have the meanings assigned to such terms in the Merger Agreement.

          We have assumed (a) the genuineness of all signatures and documents submitted to us as originals, (b) that all copies submitted to us conform to the originals, (c) the authenticity of all documents submitted to us as originals,
(d) the legal capacity of all natural persons, and (e) as to the documents executed by entities other than TCI, MusicCo and Merger Sub, that each such entity has complied with any applicable enforceable laws and has the power to enter into and perform its obligations under the Documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

          As to certain factual matters, in addition to the assumptions expressed below, we have, with your permission, relied upon (i) written statements of officers of TCI, MusicCo and Merger Sub, (ii) certificates of public officials and written and oral confirmations rendered to us by

DMX Inc.
___________, 1997
Page 2

[CSC United States Corporation Company] and (iii) the representations and warranties of the parties contained in the Merger Agreement.

          We assume that there are no agreements, understandings or negotiations between the parties not set forth in the Merger Agreement that would modify the terms or rights and obligations of the parties thereunder.

          Subject to the last sentence of this paragraph, our opinions are limited to matters governed by the federal law of the United States, the laws of the State of Colorado and the Delaware General Corporation Law. For purposes of this opinion letter, we have assumed that the Merger Agreement and the Rights Agreement are governed by the laws of the State of Colorado notwithstanding the fact that they provide by their respective terms that they are to be governed by the laws of other jurisdictions. We express no opinions as to any other laws or as to choice of law or conflicts of law rules.

          For purposes of this opinion letter, the phrase "to our knowledge" means our actual knowledge obtained as a direct result of our substantive representation of TCI, MusicCo and Merger Sub no independent investigation in order to give this opinion having been conducted, and is limited to the actual knowledge of the attorneys in this firm who have rendered substantive services in connection with this transaction.

          We express no opinions with respect to any issue or matters pertaining to any securities laws (except with respect to: (i) the filing of a registration statement under the Securities Act, with respect to the opinions expressed in paragraphs 7(iii), 9(iii), 10(i) and 12(i); and (ii) the opinion expressed in paragraph 14), antitrust laws or federal, state or local tax laws relating to taxes of any kind or nature or the need for any consents, approvals, authorizations, and permits of, and filings with any Governmental Entity or any other Person required to be obtained by DMX in connection with the execution and delivery of the Merger Agreement and the consummation by DMX of the transactions contemplated thereby.

          We also express no opinions concerning the enforceability of (i) waivers of any constitutional, statutory or common law rights, (ii) any covenants or warranties regarding the exercise of rights without appropriate notice and hearing and any nonjudicial sales rights, or (iii) any indemnification provisions that may be deemed to be against public policy.

          On the basis of our examination and subject to our stated qualifications, assumptions and limitations, in our opinion:

          1. TCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TCI has the requisite corporate power and authority to

DMX Inc.
___________, 1997
Page 3

execute and deliver the Documents and to consummate the transactions contemplated thereby. All corporate action required to have been taken by or on behalf of TCI under its charter documents or the Delaware General Corporation Law to authorize (i) the approval, execution and delivery by TCI of the Documents and (ii) the performance of TCI of its obligations under the Documents and the consummation of the transactions contemplated thereby, has been taken.

          2. MusicCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MusicCo has all requisite corporate power and authority to execute and deliver the Merger Agreement and the Contribution Agreement and to consummate the transactions contemplated thereby. All corporate action required to have been taken by or on behalf of MusicCo under its charter documents and the Delaware General Corporation Law to authorize (i) the approval, execution and delivery by MusicCo of the Merger Agreement and the Contribution Agreement and (ii) the performance by MusicCo of its obligations under the Merger Agreement and the Contribution Agreement and the consummation of the transactions contemplated thereby, has been taken.

          3. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has all requisite corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. All corporate action required to have been taken by or on behalf of Merger Sub under its charter documents and the Delaware General Corporation Law to authorize (i) the approval, execution and delivery by Merger Sub of the Merger Agreement and
(ii) the performance by Merger Sub of its obligations under the Merger Agreement and the consummation of the transactions contemplated thereby, has been taken.

          4. The Merger Agreement constitutes the valid and binding agreements of TCI, MusicCo and Merger Sub, enforceable against each of TCI, MusicCo and Merger Sub in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity.

          5. The Contribution Agreement constitutes the valid and binding agreements of TCI and MusicCo, enforceable against each of TCI and MusicCo in accordance with their terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws or general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity.

DMX Inc.
___________, 1997
Page 4

          6. The Rights Agreement constitutes the valid and binding agreements of TCI, enforceable against it in accordance with their terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws or general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity. The Rights to be issued under the Rights Agreement pursuant to Section 3.1(a) of the Merger Agreement have been duly authorized, and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued.

          7. The execution and delivery of the Merger Agreement by TCI, MusicCo and Merger Sub do not, and the consummation of the transactions contemplated thereby by TCI, MusicCo and Merger Sub will not, (i) violate or conflict with the Certificates of Incorporation or Bylaws of any of TCI, MusicCo and Merger Sub or (ii) to our knowledge, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which TCI, MusicCo or Merger Sub is a party or by which any of TCI, MusicCo or Merger Sub is bound except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole, MusicCo or Merger Sub, or (iii) to our knowledge, subject to obtaining the approvals and making the filings described in Section
5.5 of the Merger Agreement, constitute a violation of any applicable Legal Requirement, except where such violations would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole, MusicCo or Merger Sub.

          8. The execution and delivery of the Contribution Agreement by TCI and MusicCo do not, and the consummation of the transactions contemplated thereby by TCI and MusicCo will not, (i) violate or conflict with the Certificates of Incorporation or Bylaws of either TCI or MusicCo or (ii) to our knowledge, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which TCI or MusicCo is a party or by which either TCI or MusicCo is bound, except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole or MusicCo, or (iii) to our knowledge, constitute a violation of any applicable Legal Requirement, except where such violations would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole or MusicCo.

          9. The execution and delivery by TCI of the Rights Agreement do not, and the consummation of the transactions contemplated thereby by TCI will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of TCI or (ii) to our knowledge, constitute a breach or

DMX Inc.
___________, 1997
Page 5

default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which TCI is a party or by which it is bound, except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole, or (iii) to our knowledge, knowledge, subject to obtaining the approvals and making the filings described in Section 5.5(ii) of the Merger Agreement, constitute a violation of any applicable Legal Requirement, except where such violations would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole.

          10. Neither the execution and delivery by TCI, MusicCo or Merger Sub of the Merger Agreement nor the consummation by TCI, MusicCo or Merger Sub of the transactions contemplated thereby will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of TCI, MusicCo or Merger Sub, except (i) for such consents, approvals, authorizations, permits, filings and notifications described in
Section 5.5 of the Merger Agreement and as have been obtained or made, (ii) for the filing of the Certificate of Merger with the Delaware Secretary of State,
(iii) such filings as may first be required to be made after the date hereof, or
(iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole, MusicCo or Merger Sub or prevent the transactions contemplated by the Merger Agreement.

          11. Neither the execution and delivery of the Contribution Agreement by TCI or MusicCo nor the consummation by TCI or MusicCo of the transactions contemplated thereby will require any filing with or authorization, consent or approval of any Governmental Entity on the part of TCI or MusicCo, except (i) for such consents, approvals, authorizations, permits, filings and notifications as have been obtained or made, (ii) such filings as may first be required to be made after the date hereof, or (iii) where the failure to obtain such consents, approvals, authorizations, or to make such filings, would not have a Material Adverse Effect on TCI and its subsidiaries taken as a whole or MusicCo or prevent the consummation of the transactions contemplated by the Contribution Agreement.

          12. Neither the execution and delivery of the Rights Agreement nor the consummation by TCI of the transactions contemplated thereby will require any filing with or authorization, consent or approval of any Governmental Entity on the part of TCI, except (i) for such consents, approvals, authorizations, permits, filings and notifications described in Section 5.5 (ii) of the Merger Agreement and as have been obtained or made, (ii) such filings as may first be required to be made after the date hereof, or (iii) where the failure to obtain such consents, approvals, authorizations, or to make such filings, would not have a Material Adverse Effect on TCI and its

DMX Inc.
___________, 1997
Page 6

subsidiaries taken as a whole or prevent the consummation of the transactions contemplated by the Rights Agreement.

          13. The shares of MusicCo Series A Common Stock to be issued pursuant to Section 3.1(a) of the Merger Agreement have been duly authorized and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

          14. The registration statement containing the Joint Proxy Statement/Prospectus (the "Registration Statement") has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

          The opinions expressed herein are rendered as of the date of this opinion letter, and we assume no obligation to advise you of any change, material or otherwise, occurring at any time after the date of this opinion letter with respect to any matter addressed herein.

          This opinion may not be quoted or furnished to any other person or entity without the prior written consent of this firm. This opinion may not be relied upon by any person other than the addressee or for any purpose unrelated to the Merger, without the prior written consent of this firm.

                                         Very truly yours,

                                         SHERMAN & HOWARD L.L.C.

                                   EXHIBIT D

                           FORM OF I&M LEGAL OPINION

                                  [LETTERHEAD]


                                _________, 1997


Tele-Communications, Inc.
TCI Music, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Re:       DMX Inc.
          --------

Dear Sirs:

     We have acted as counsel to DMX Inc., a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of _________, 1997 among Tele-Communications, Inc., a Delaware corporation, TCI Music, Inc., a Delaware corporation, TCI Merger Sub, Inc., a Delaware corporation, and the Company. We are delivering this opinion to you pursuant to Section 9.3(e) of the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

     We have made such investigations and examined such documents and records as we have deemed necessary for the purpose of rendering this opinion. In such investigations and examinations, we have assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory and have been duly authorized and validly carried out, except to the extent that we have expressly rendered an opinion on such party's authority in this opinion. We have also assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies. In addition, as to certain factual matters, with your permission we have obtained from public officials and from officers of the Company such certificates and assurances, and we have examined such questions of law, as we have deemed necessary for the purposes of rendering this opinion.

     We express no opinions with respect to the need for any consents, approvals, authorizations and permits of, and filings with any Governmental Entity or any other Person required to be obtained by TCI, MusicCo or Merger Sub in connection with the

Tele-Communications, Inc.
TCI Music, Inc.
__________, 1997
Page 2

execution and delivery of the Merger Agreement, the Rights Agreement and the Contribution Agreement by any of them and the consummation by any of them of the transactions contemplated thereby.

     On the basis of the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is qualified as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 1 attached hereto (the "Jurisdictions").

     2. The Company has the requisite corporate power and authority to execute and deliver the Agreement and, subject to approval of the Agreement by the holders of Company Common Stock, to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors, including at least a majority of the Disinterested Directors (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation")). Except for the approval of the holders of Company Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. Subject to the approval of the holders of Company Common Stock in accordance with the DGCL, the Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3.   The execution and delivery of the Agreement by the Company does not, and the consummation of the transactions contemplated thereby by the Company will not: (a) subject to the approval by the holders of Company
Common Stock, violate or conflict with the Restated Certificate of Incorporation or Bylaws of the Company; (b) except as set forth on Schedule 3
                                                                   ----------
hereto or where such breach or default would not have a Material Adverse Effect on the Company, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third-party right of termination, cancellation, modification or acceleration under any agreement of the Company listed on Schedule 3; or (c)
                                                          ----------
subject to obtaining the approvals and making the filings described in Section
6.5 of the Merger Agreement,

Tele-Communications, Inc.
TCI Music, Inc.
__________, 1997
Page 3

to our knowledge constitute a violation of any applicable Legal Requirement, except where such violation would not have a Material Adverse Effect on the Company.

     4. Neither the supermajority voting requirement set forth in Article VI, Section 2, of the Restated Certificate of Incorporation nor Section 203 of the DGCL are applicable to the Merger. Accordingly, the affirmative vote of a majority of the outstanding shares of Company Common Stock shall be required to approve the Merger Agreement.

     5. Neither the execution and delivery of the Agreement by the Company nor the consummation of the transactions contemplated thereby will require any filing on the part of the Company with, or authorization, consent or approval of, any Governmental Entity or any other Person with respect to the Company, except those required in connection, or in compliance, with the provisions of (i) the HSR Act, (ii) the Securities Act, (iii) the Exchange Act and (iv) the corporation, securities or blue sky laws or regulations, or similar Legal Requirements, of the various states of the United States, and other than such other filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have a Material Adverse Effect on the Company or prevent the consummation of the transactions contemplated by the Agreement.

     6.   To our knowledge, except as set forth on Schedule 6.8(b) of the
                                                   ---------------
Agreement, (i) there is no suit, action or proceeding threatened against or pending against the Company or any of its Subsidiaries that has had or is likely to have a Material Adverse Effect on the Company nor (ii) is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that is likely to have a Material Adverse Effect on the Company.

     The opinion expressed in paragraph 1 with respect to good standing is based solely upon the certificates of status and good standing issued by the appropriate governmental agency of the State of Delaware and the appropriate governmental agency of each of the Jurisdictions (copies of which are attached hereto as Exhibit A), and no opinion is expressed herein with respect to such matters beyond the dates as of which such certificates were issued.

     The opinions set forth above are subject to and limited by the following:

Tele-Communications, Inc.
TCI Music, Inc.
__________, 1997
Page 4

     (a) The effect of bankruptcy, insolvency, reorganization, moratorium and other laws and court decisions or other legal or equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally, including, but not limited to, fraudulent transfers or conveyances, preferences and equitable subordination.

     (b) The discretion of any court of competent jurisdiction in awarding equitable remedies, including but not limited to specific performance or injunctive relief;

     (c) The availability of indemnification and other remedies may be limited by federal or state securities laws; and

     (d) The effect of federal, state or local antitrust or similar laws governing business acquisitions.

     (e) Other than as set forth in paragraph 5, the effect of any securities laws.

     Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge", or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Agreement do not have actual knowledge that the facts as stated herein are untrue. Unless otherwise expressly stated herein, such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the Company in this or any other instance.

     Our opinion is limited to the laws of the State of California, the Delaware General Corporation Law and the federal laws of the United States of America. For purposes of this opinion letter, we have assumed that the Merger Agreement is governed by the laws of the State of California notwithstanding the fact that it provides by its terms that it is to be governed by the laws of the State of Delaware. We express no opinions as to the laws of any other jurisdiction or as to choice of law or conflicts of law rules.

Tele-Communications, Inc.
TCI Music, Inc.
__________, 1997
Page 5

     This opinion is intended solely for the benefit of TCI and MusicCo pursuant to Section 9.3(e) of the Agreement, and is not to be made available to or relied upon by any other person or entity or by TCI or MusicCo for any other purpose or in any other context without our prior written consent.


                                 Very truly yours,



                                 Irell & Manella LLP

Tele-Communications, Inc.
TCI Music, Inc.
__________, 1997
Page 6


                                   EXHIBIT A

                           GOOD STANDING CERTIFICATES

                                   [TO COME]

Tele-Communications, Inc.
TCI Music, Inc.
__________, 1997
Page 7


                                   SCHEDULE 3

                         CONTRACTS REVIEWED; CONFLICTS

A.   Contracts Reviewed
     ------------------

1. Affiliation Agreement between the Company and Colony Communications dated May 1, 1992
2. Affiliation Agreement between the Company and Crown Media, Inc., dated July 1, 1992
3.   Affiliation Agreement between the Company and Prime II Management, L.P.
4.   Employment Agreement with W. Thomas Oliver
5.   SSI Affiliation Agreement
6.   Viacom Affiliation Agreement
7.   KBLCOM Residential Affiliation Agreement
8.   Western Tele-Communications ("WTCI") Security Agreement and Promissory
     Note
9. Studio Facility and Uplinking Agreement between Tele-Communications, Inc. and the Company
10.  NACR License and Marketing Agreement
11. Manufacturing and Sales Agreement between the Company and Scientific-Atlanta, Inc.
12. License and Technical Assistance Agreement between the Company and Scientific-Atlanta, Inc.
13.  FSL Development and Licensing Agreement, as amended
14.  GE American Communication, Inc. Agreement Regarding Satellite Carriage
15. COMSTREAM Agreement between the Company and COMSTREAM Corporation, dated July 22, 1993
16.  Joint Venture Agreement with Galactic Radio, Partners, Inc.
17.  Principal Executive Office Lease, California
18.  C-3 Satellite Transponder Sub-Lease Agreement between WTCI and the
     Company
19. Satellite Transponder Management Agreement between WTCI and the Company, dated December 2, 1992
20. Satellite Transponder Management Agreement between WTCI and the Company, dated January 27, 1993
21.  Assignment Agreement between IDB and WTCI, dated January 21, 1993
22. Agreement between the Company and the American Society of Composers, Authors & Publishers, dated December 20, 1991
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__________, 1997
Page 8

23. Agreement between the Company and Broadcast Music Inc., dated October 11, 1991, as supplemented and amended
24.  Agreement between the Company and SESAC, dated December 26, 1991
25. Affiliation Agreement between the Company and Scripps Howard, Inc. dated April 30, 1994
26. Employment Agreement between the Company and Lon Troxel, dated October 1, 1991, as amended
27.  Addendum to KBLCOM Affiliation Agreement
28. Employment Agreement between the Company and DigiTempo, Inc., dated October 17, 1994
29. Employment Agreement between the Company and Doug Talley, dated January 1, 1995
30. Affiliation Agreement between the Company and PrimeStar Partners, dated January 25, 1995
31. Affiliation Agreement between the Company and AlphaStar Television Network, Inc., November 29, 1995
32. Stock Purchase and Shareholders Agreement dated December 18, 1996 between the Company, DMX-Europe (UK) Limited, DMX-Europe N.V. and Jerold
     H. Rubinstein
33. Subscription and Shareholders Agreement dated December 18, 1996 between the Company, Jerold H. Rubinstein and Xtra Music Limited
34.  1991 Incentive Stock Option Plan
35.  1991 Non-Qualified Stock Option Plan
36.  1991 Non-Qualified Stock Option Plan for Non-Employee Directors
37.  1993 Stock Option Plan
38.  Employee Stock Purchase Plan
39.  International Cablecasting Technologies Inc. Savings Plan, as amended

     Note: All contracts reviewed are identified in the same manner as in the Company's filings with the Securities and Exchange Commission and were reviewed in the form as so filed by the Company.

B.   Conflicts
     ---------

     CONSENTS
     --------

     1. Executive Tower Office Building Lease (as amended) dated July 11, 1991 between Douglas Emmett Realty Fund, 1995, successor-in-interest to Olympic Purdue Associates, as Landlord, and the Company.
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Tele-Communications, Inc.
TCI Music, Inc.
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Page 9

     RIGHTS OF TERMINATION
     ---------------------

     1. Employment Agreement between the Company and Lon Troxel dated October 1, 1991, as amended.